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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CARDINAL FINANCIAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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CARDINAL FINANCIAL CORPORATION

Dear Shareholders:

        You are cordially invited to attend the Annual Meeting of Shareholders of Cardinal Financial Corporation (the "Company"), which will be held on April 15, 2011 at 10:00 A.M., at the Fair Lakes Hyatt, 12777 Fair Lakes Circle, Fairfax, Virginia. At the meeting, four directors will be elected for a term of three years each. Shareholders will also be asked to approve a non-binding resolution to endorse the Company's executive compensation program, to approve a non-binding recommendation on the frequency of their endorsement of the Company's executive compensation program, to vote to approve an amendment to the Company's 2002 Equity Compensation Plan and to ratify the appointment of KPMG LLP as the Company's independent auditors for 2011.

        Whether or not you plan to attend in person, it is important that your shares be represented at the meeting. Please complete, sign, date and return promptly the form of proxy that is enclosed with this mailing, or follow the Internet instructions given to vote and submit your proxy. If you decide to attend the meeting and vote in person, or if you wish to revoke your proxy for any reason prior to the vote at the meeting, you may do so, and your proxy will have no further effect.

        The Board of Directors and management of the Company appreciate your continued support and look forward to seeing you at the meeting.

Sincerely yours,
BERNARD H. CLINEBURG Chairman and Chief Executive Officer

McLean, Virginia
March 17, 2011

CARDINAL FINANCIAL CORPORATION

8270 Greensboro Drive
Suite 500
McLean, Virginia 22102

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on April 15, 2011

        NOTICE IS HEREBY GIVEN that the 2011 Annual Meeting (the "Meeting") of the holders of shares of common stock, par value $1.00 per share ("Common Stock"), of Cardinal Financial Corporation (the "Company"), will be held at the Fair Lakes Hyatt, 12777 Fair Lakes Circle, Fairfax, Virginia, on April 15, 2011 at 10:00 A.M., for the following purposes:

  1.
  To elect William G. Buck, Sidney O. Dewberry, Alan G. Merten and William E. Peterson for a term of three years each, or until their successors are elected and qualify;

  2.
  To approve the following advisory (non-binding) proposal:

      RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.

  3.
  To vote on an advisory (non-binding) recommendation on the frequency of shareholder approval of the Company's executive compensation program;

  4.
  To approve an amendment to the Company's 2002 Equity Compensation Plan;

  5.
  To ratify the appointment of KPMG LLP as the Company's independent auditors for 2011; and

  6.
  To transact such other business as may properly come before the Meeting.

        Holders of shares of Common Stock of record at the close of business on February 28, 2011 will be entitled to vote at the Meeting.

        You are requested to complete, sign, date and return the enclosed proxy promptly, regardless of whether you expect to attend the Meeting. A postage-paid return envelope is enclosed for your convenience. You also have the ability to vote and submit your proxy via the Internet instructions included in this mailing.

        If you are present at the Meeting, you may vote in person even if you have already returned your proxy.

        This notice is given pursuant to direction of the Board of Directors.

Sincerely yours,
Jennifer L. Deacon Secretary

McLean, Virginia
March 17, 2011

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to be Held on April 15, 2011

The proxy statement and the Company's annual report on Form 10-K are available at
 www.cardinalbank.com/InvestorRelations/2011ProxyMaterials

 CARDINAL FINANCIAL CORPORATION
PROXY STATEMENT

GENERAL INFORMATION
2011 ANNUAL MEETING OF SHAREHOLDERS
APRIL 15, 2011

        This Proxy Statement is furnished to holders of common stock, par value $1.00 per share ("Common Stock"), of Cardinal Financial Corporation (the "Company") in connection with the solicitation of proxies by our Board of Directors to be used at the 2011 Annual Meeting of Shareholders to be held on April 15, 2011 at 10:00 A.M., at the Fair Lakes Hyatt, 12777 Fair Lakes Circle, Fairfax, Virginia, and at any adjournment thereof (the "Meeting"). At the Meeting, four directors will be elected for a term of three years each. Shareholders will also be asked to approve a non-binding resolution to endorse the Company's executive compensation program, to approve a non-binding recommendation on the frequency of their endorsement of the Company's executive compensation program, to vote to approve an amendment to the Company's 2002 Equity Compensation Plan and to ratify the appointment of KPMG LLP as the Company's independent auditors for 2011.

        Our principal executive offices are located at 8270 Greensboro Drive, Suite 500, McLean, Virginia 22102. The approximate date on which this Proxy Statement and the accompanying proxy card are being mailed to our shareholders is March 17, 2011.

        The Board of Directors has fixed the close of business on February 28, 2011 as the record date (the "Record Date") for the determination of the holders of shares of Common Stock entitled to receive notice of and to vote at the Meeting. At the close of business on the Record Date, there were 28,919,639 shares of Common Stock outstanding held by 612 shareholders of record. Each share of Common Stock is entitled to one vote on all matters to be acted upon at the Meeting.

        As of February 28, 2011, our directors and executive officers and their affiliates, as a group, owned of record and beneficially a total of 2,500,928 shares of Common Stock, or approximately 8.28% of the shares of Common Stock outstanding on such date. Our directors, which include the nominees for election, and our executive officers have indicated an intention to vote their shares of Common Stock FOR the election of the nominees set forth on the enclosed proxy, FOR the approval of the non-binding resolution to endorse the Company's executive compensation program, FOR an annual shareholder approval of the non-binding resolution to endorse the Company's executive compensation plan, FOR the approval of an amendment to the Company's 2002 Equity Compensation Plan and FOR the ratification of KPMG LLP as our independent auditors for 2011.

        A shareholder may abstain or (only with respect to the election of directors) withhold his vote (collectively, "Abstentions") with respect to each item submitted for shareholder approval. Abstentions will be counted for purposes of determining the existence of a quorum. Abstentions will not be counted as voting in favor of or against the relevant item.

        A broker who holds shares in "street name" has the authority to vote on certain items when it has not received instructions from the beneficial owner. Except for certain items for which brokers are prohibited from exercising their discretion, a broker is entitled to vote on matters presented to shareholders without instructions from the beneficial owner. "Broker shares" that are voted on at least one matter will be counted for purposes of determining the existence of a quorum for the transaction of business at the Meeting. Where brokers do not have or do not exercise such discretion, the inability or failure to vote is referred to as a "broker nonvote." Under the circumstances where the broker is not permitted to, or does not, exercise its discretion, assuming proper disclosure to us of such inability to vote, a broker nonvote will not be counted as voting in favor of or against the particular matter, or otherwise as a vote cast on the matter. A broker cannot vote without instructions on the election of directors; on the approval of the non-binding resolution to endorse the Company's executive compensation program; on the frequency of the shareholders' endorsement of the Company's executive compensation program; and on the approval of the amendment to the Company's executive compensation plan; and therefore, there may be broker nonvotes on Proposals 1, 2, 3 and 4. A broker may vote on the ratification of the appointment of our independent auditors; therefore, no broker nonvotes are expected to exist in connection with Proposal 5. Abstentions and broker nonvotes will have no effect on the outcome of any of the Proposals.

        Our shareholders are requested to complete, date and sign the accompanying form of proxy and return it promptly to us in the enclosed envelope. If a proxy is properly executed and returned in time for voting, it will be voted as indicated thereon. If no voting instructions are given, proxies received by us will be voted for election of Mr. Buck, Mr. Dewberry, Mr. Merten and Mr. Peterson, for the approval of the non-binding resolution to endorse the Company's executive compensation program, for annual shareholder approval of the non-binding resolution to endorse the Company's executive compensation plan, for the approval of an amendment to the Company's 2002 Equity Compensation Plan and for the ratification of KPMG LLP as our independent auditors for 2011.

        Shareholders can also deliver proxies by using the Internet. The Internet voting procedures are designed to authenticate shareholders' identities, to allow shareholders to give their voting instructions and to confirm that such instructions have been recorded properly. Instructions for voting over the Internet are set forth on the enclosed proxy card. If your shares are held in street name with your bank or broker, please follow the instructions enclosed with this Proxy Statement.

        Any shareholder who executes a proxy has the power to revoke it at any time before it is voted by giving written notice of revocation to us, by executing and delivering a substitute proxy dated as of a later date to us or by attending the Meeting and voting in person. If a shareholder desires to revoke a proxy by written notice, such notice should be mailed or delivered, so that it is received on or prior to the date of the Meeting, to Jennifer L. Deacon, Secretary, Cardinal Financial Corporation, 8270 Greensboro Drive, Suite 500, McLean, Virginia 22102.

        We will pay all of the costs associated with this proxy solicitation. In addition, certain of the officers and employees of the Company or our subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. We will also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial owners of the shares.

OWNERSHIP OF COMPANY SECURITIES

Security Ownership of Directors and Executive Officers

        The following table sets forth certain information, as of February 28, 2011, with respect to beneficial ownership of shares of Common Stock by each of the members of the Board of Directors (including the nominees for election to the Board of Directors), by each of the executive officers named in the "Summary Compensation Table" below and by all directors, nominees and executive officers as a group. Beneficial ownership includes shares, if any, held in the name of the spouse, minor children or other relatives of the individual living in such person's home, as well as shares, if any, held in the name of another person under an arrangement whereby the director, nominee or executive officer can vest title in himself or herself at once or at some future time.

Name(1)	Common Stock Beneficially Owned(2)(3)	Exercisable Options Included in Common Stock Beneficially Owned(4)	Percentage of Class(5)

B. G. Beck	148,394	16,600	*

William G. Buck	192,600	16,600	*

Bernard H. Clineburg(6)	1,119,800	944,276	3.75%

Sidney O. Dewberry	144,200	17,600	*

Michael A. Garcia	62,248	18,050	*

J. Hamilton Lambert	97,110	18,600	*

Alan G. Merten	14,375	8,850	*

William E. Peterson	49,915	17,600	*

James D. Russo	151,940	18,600	*

George P. Shafran	186,307	18,600	*

Alice M. Starr	79,980	17,050	*

Named Executive Officers

Christopher W. Bergstrom	108,673	79,515	*

Alice P. Frazier	12,402	10,000	*

F. Kevin Reynolds	110,490	79,069	*

Mark A. Wendel	22,494	20,000	*

Current Directors and Executive Officers as a Group (15 persons)	2,500,928	1,301,010	8.28%

*
Percentage of ownership is less than one percent of the outstanding shares of common stock.

(1)
The business address of each named person is c/o Cardinal Financial Corporation, 8270 Greensboro Drive, Suite 500, McLean, VA 22102.

(2)
The number of shares of Common Stock shown in the table includes 48,732 shares held for certain directors and executive officers in our 401(k) plan as of February 28, 2011.

(3)
Certain of our directors and named executive officers participate in our deferred income plans. As of February 28, 2011, the number of shares of Common Stock deemed to be owned by certain directors and executive officers in such plans total 238,499 and is not included in this column. The number of estimated shares in the deferred income plans for each director and named executive officer is as follows: Beck, 15,078 shares; Buck, 22,696 shares; Clineburg, 57,417 shares; Dewberry, 16,258 shares; Garcia, 17,582 shares; Lambert, 17,563 shares; Merten, 8,405 shares; Peterson, 12,627 shares; Russo, 14,494 shares; Shafran, 17,680 shares; Starr, 13,653 shares; Bergstrom, 11,530 shares; Frazier, 3,135; Reynolds, 3,886; and Wendel, 6,495 shares. Amounts are solely estimates for presentation purposes, as shares of Common Stock are only payable upon a distribution from the deferral plans.

(4)
The number of shares of Common Stock shown in this column includes shares that our directors and executive officers have the right to acquire, or will obtain the right to acquire, through the exercise of stock options within 60 days following February 28, 2011.

(5)
The number of common shares outstanding used to calculate percentage of beneficial ownership as of February 28, 2011 is 28,919,639.

(6)
Mr. Clineburg is also a named executive officer.

Security Ownership of Certain Beneficial Owners

        The following table sets forth information, as of December 31, 2010, regarding the number of shares of Common Stock beneficially owned by all persons known by us who own five percent or more of our outstanding shares of Common Stock.

Name	Address	Common Stock Beneficially Owned	Percentage of Class(1)

BlackRock, Inc.(2)	40 East 52nd Street New York, NY 10022	1,765,294	6.14%

Eagle Asset Management, Inc.(3)	880 Carillon Parkway St. Petersburg, Florida 33716	2,561,278	8.91%

(1)
The number of common shares outstanding used to calculate percentage of beneficial ownership as of December 31, 2010 is 28,769,849.

(2)
In a Schedule 13G/A filed with the Securities and Exchange Commission on February 3, 2011, BlackRock, Inc. reported beneficial ownership of, including sole voting and dispositive power with respect to, 1,765,294 shares of our Common Stock as of December 31, 2010.

(3)
In a Schedule 13G/A filed with the Securities and Exchange Commission on January 26, 2011, Eagle Asset Management, Inc. reported beneficial ownership of, including sole voting and dispositive power with respect to, 2,561,278 shares of our Common Stock as of December 31, 2010.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and any persons who beneficially own more than 10% of the outstanding shares of Common Stock, to file with the Securities and Exchange Commission ("SEC") reports of ownership and changes in ownership of shares of Common Stock. Directors and executive officers are required by SEC regulations to furnish us with copies of all Section 16(a) reports that they file, and we assist these individuals in this process. Based upon a review of SEC Forms 3, 4, and 5 and based on representations that no Forms 3, 4, and 5 other than those already filed were required to be filed, we believe that, except as disclosed below, all Section 16 (a) filing requirements applicable to those certain executive officers, directors, and beneficial owners of more than 10% of our Common Stock were timely met during the year ended December 31, 2010.

        During the year ended December 31, 2010, the directors and officers listed below filed late reports regarding the receipt of deferred stock units issued under our deferred income plans. Each of the late reports filed by the following directors and officers covered a single deferred stock unit transaction: Mr. Beck—eleven late reports; Mr. Bergstrom—twenty three late reports; Mr. Buck—eleven late reports; Mr. Clineburg—twenty eight late reports; Mr. Dewberry—eleven late reports; Ms. Frazier—twenty seven late reports; Mr. Garcia—eleven late reports; Mr. Griffith—twenty three late reports; Mr. Lambert—eleven late reports; Mr. Merten—six late reports; Mr. Peterson—eleven late reports; Mr. Reynolds—twenty three late reports; Mr. Russo—eleven late reports; Mr. Shafran—twelve late reports; Ms. Starr—eleven late reports; and Mr. Wendel—twenty three late reports.

PROPOSAL 1
ELECTION OF DIRECTORS

General Information on the Election of Directors

        Under our Articles of Incorporation and Bylaws, the Board of Directors is divided into three classes as nearly equal in number as possible. Normally, directors in only one class are elected each year, each for a three-year term on the Board. This year, the class of four directors whose terms expire in 2014 are up for election. In the election of directors, those receiving the greatest number of votes will be elected even if they do not receive a majority.

        The Independent members of the Board of Directors selected the nominees for election as directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable. The following information sets forth the names, ages, principal occupations and business experience for the past five years for all nominees and incumbent directors, as well as the particular experience, qualifications, attributes or skills that led the Board to conclude that each should serve as a director.

Nominees for Election for Terms Expiring in 2014

        William G. Buck, 64, has been a director since 2002. Mr. Buck has been involved in the daily management as President of William G. Buck & Associates, Inc., a real estate brokerage, development and property management firm in Arlington, Virginia, since 1976. Mr. Buck has served or serves on the Board of Directors of Arlington Hospital, Florida Southern College and SkyBuilt Power.

        Sidney O. Dewberry, P.E., L.S., 83, has been a director since 2002. He is currently our Lead Director. Mr. Dewberry is Chairman and Founder of Dewberry, which includes Dewberry & Davis LLC, an architectural, engineering, planning, surveying and landscape architecture firm headquartered in Fairfax, Virginia. Mr. Dewberry has managed this company for over 55 years which currently has over 1,700 employees and $300 million in gross revenues.

        Alan G. Merten, 69, has been a director since November 2006. During his career, he has served as Dean and Professor of Information Systems at Cornell University and the University of Florida. Currently, he has been the President of George Mason University since 1996. Dr. Merten serves on the Board of Directors of the Greater Washington Board of Trade and the Northern Virginia Technology Council and serves on the Board of Trustees of First Potomac Realty Trust and Legg Mason Partners Fund.

        William E. Peterson, 49, has been a director since 2003. He has been Principal and Officer of The Peterson Companies for the past 15 years. Mr. Peterson served as The Peterson Companies' Chief Financial Officer from 1992 until 2001. In October 2001, he assumed the position of Chief Operating Officer of Peterson Management Company. In 2006, Mr. Peterson was elevated to the position of President of Peterson Management Company. In April 2008, Mr. Peterson's role within the family business changed to become Portfolio Investment Manager of the family's non Real Estate Assets in addition to duties as a Principal of The Peterson Companies. During the past five years, Mr. Peterson has also served as a manager of DS3 L.C. and as a manager in the stream restoration and wetlands mitigation business and as day-to-day manager of Api Genesis LLC (a biotech venture).

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE NOMINEES SET FORTH ABOVE.

Incumbent Directors Serving for Terms Expiring in 2012

        Bernard H. Clineburg, 62, has been a director since 2001. Mr. Clineburg is our Chairman and Chief Executive Officer. Mr. Clineburg, a local bank executive for more than 35 years, is the former Chairman, President and Chief Executive Officer of United Bank (formerly George Mason Bankshares).

        James D. Russo, 64, has been a director since 1997. He is a certified public accountant with over 35 years of financial and executive management experience in publicly traded and privately held rapidly growing and turnaround companies in various industries. Mr. Russo has been the Managing Director of Potomac Consultants Group since 2000, the Executive Director of Finance of MiddleBrook Pharmaceuticals, Inc. from 2001 to 2008, served as a director of LION, Inc. from 2004 to 2008, and currently serves as a director of Independent Project Analysis Inc. since 2008.

        George P. Shafran, 84, has been a director since 2000. Mr. Shafran is President of Geo. P. Shafran & Associates, Inc., a consulting firm in McLean, Virginia. He has over 59 years of business experience from operating small companies to a national marketing network. He currently serves on numerous boards and committees, including NVR Mortgage Finance, Inc., the National Capital Area Red Cross, High Performance Group and E-Lynxx Corp. He is Chairman of the AAA Mid-Atlantic regional board and serves as a member of the advisory board of Base Technologies, Inc.

Incumbent Directors Serving for Terms Expiring in 2013

        B. G. Beck, 74, has been a director since 2002. He has extensive experience in both the government and public sector and founded a number of companies involved in energy, defense and medical technology. He has been Vice Chairman and director of L-1 Identity Solutions Inc., formerly Viisage Technologies, Inc., since 2004. He was President and Chief Executive Officer of Trans Digital Technologies from 1997 to 2004.

        Michael A. Garcia, 51, has been a director since 2003. He is the 28 year President and Owner of Mike Garcia Construction, Inc. in Woodbridge, Virginia. His company is involved in residential and commercial land development and construction, plus residential remodeling. Mr. Garcia was a founding director of the Company's subsidiary Cardinal Bank—Manassas/Prince William, N.A. in 1999 and became a director of Cardinal Bank when the two subsidiaries were merged in 2002.

        J. Hamilton Lambert, 70, has been a director since 1999. Mr. Lambert is President of J. Hamilton Lambert and Associates, a consulting firm based in Fairfax, Virginia which provides a broad range of customized management and consulting services to governments, businesses and individuals. He is also the Executive Director of the Claude Moore Charitable Foundation.

        Alice M. Starr, 61, has been a director since 2001 and has 35 years of marketing, public relations, client development and event planning experience. Currently, she is President and CEO of Starr Strategies, a marketing and public relations consulting firm. She was Vice President of WEST*GROUP, a commercial real estate firm headquartered in McLean, Virginia, from 1988 to 2004.

EXECUTIVE OFFICERS

Executive Officers

        The following information sets forth the names, ages, principal occupations and business experience for the past five years for all executive officers. Such information with respect to Bernard H. Clineburg, our Chairman and Chief Executive Officer, is set forth above in the "Proposal 1—Election of Directors" section.

        Christopher W. Bergstrom, 51, has been Regional President of Cardinal Bank, responsible for the commercial and retail development of our Prince William County region, since 2002, our Chief Credit Officer since 2005 and our Chief Risk Officer since 2007. He was President and Chief Executive Officer of Cardinal Bank-Manassas/Prince William, N.A. from 1999 to 2002 when it merged with Cardinal Bank.

        Alice P. Frazier, 45, was appointed Executive Vice President—Office of the Chairman upon her joining us in March 2009, and was named Chief Operating Officer in February 2010. Ms. Frazier previously served as Senior Vice President—Area Executive of BB&T Corporation from May 2007. Prior to joining BB&T, Ms. Frazier served in several capacities for Middleburg Financial Corporation, including as Chief Financial Officer from 1993 to 2004 and as Chief Operating Officer from January 2004 to April 2007.

        F. Kevin Reynolds, 51, has been Regional President of Cardinal Bank since 1999 and was previously our Executive Vice President and Senior Lending Officer from 1998 to 1999. He is responsible for the commercial and retail development for our Northern Virginia Region, and is the interim President for Cardinal Trust and Investments.

        Mark A. Wendel, 52, has been Executive Vice President and Chief Financial Officer since June 2006. He was previously the Chief Financial Officer of First Community Bancshares, Inc. from October 2005 until March 2006. From 2002 until October 2005, he was the Corporate Controller of BankAtlantic Bancorp.

CORPORATE GOVERNANCE AND
THE BOARD OF DIRECTORS

General

        The business and affairs of the Company are managed under the direction of the Board of Directors in accordance with the Virginia Stock Corporation Act and our Articles of Incorporation and Bylaws. Members of the Board are kept informed of our business through discussions with the Chairman and Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

Board Leadership Structure

        We have combined the positions of Chairman and Chief Executive Officer. We believe this structure is appropriate for our organization for several reasons. First, having a combined Chairman and Chief Executive Officer allows for the necessary oversight by the Board of Directors of the Company's various risks. We operate in the banking industry, which is impacted heavily by credit risk, market risk, interest rate risk, investment risk, liquidity risk, fiduciary risk and reputation risk. Each of these types of risks are managed on a regular basis, and most times daily. The Chairman and Chief Executive Officer participates in various internal risk committees to provide guidance and leadership through certain risks that the Company faces. In addition, our Chairman and Chief Executive Officer has over 40 years experience in the banking industry, in particular the Washington, D.C. area. Since joining Cardinal in 2001, Mr. Clineburg successfully executed a turnaround, and his vision and leadership have been instrumental in the strong performance of the organization despite challenging economic conditions.

        In addition, we have a Lead Director to provide independent oversight over the Board of Directors. Our Lead Director, Mr. Dewberry, is responsible for leading the meetings of the Independent Directors. He is charged with managing the nominations process for the Board of Directors. In addition, our Lead Director is responsible for chairing the meetings of the Board of Directors at times when our Chairman and Chief Executive Officer is not available to do so, or when there may be a potential conflict of interest. He also serves as a non-exclusive conduit to the Chairman and Chief Executive Officer of the views and concerns of the Independent Directors.

Board Risk Oversight

        Risk management is an integral part of the responsibilities held by the Board of Directors. The risks that are an inherent to our business include but are not limited to credit risk, market risk, interest rate risk, investment risk, liquidity risk, fiduciary risk and reputation risk. The Board of Directors discusses risks related to our business strategy as part of their overall decision making process. In addition, the majority of our Board of Directors serve on one or more committees that oversee the management of the risks identified above.

        The Audit Committee has oversight over our accounting and financial reporting processes and the audits of the Company's financial statements. This committee, through the assistance of our Internal Audit Group, identifies the significant risks or exposures of the organization and completes a risk assessment. In addition, the committee assesses the steps taken by our management team to minimize these risks to the organization.

        The Compensation Committee assists the Board in the fulfillment of its risk oversight responsibilities with respect to executive compensation. The primary purpose of the Compensation Committee is to ensure that the compensation and benefits for senior management and the Board of

Directors is fair and appropriate, is aligned with the interests of our shareholders and does not pose a risk to the financial health of the Company or its affiliates.

        Our Loan Committee is charged with the responsibility of maintaining both a quality loan portfolio and a strong credit culture throughout the organization. The members of this committee are involved in the risk-decision process which is managed in a disciplined fashion to maintain an acceptable risk profile characterized by soundness, diversity, quality, prudence, balance and accountability.

        Our Trust Committee assists the Board of Directors in fulfilling its responsibilities for risk oversight of the fiduciary responsibilities of Cardinal Bank's Trust Division. This committee administers the fiduciary powers of Cardinal Bank in accordance with all regulatory requirements, fiduciary principles and other applicable law.

Independence of the Directors

        The Board of Directors has determined that 10 of its 11 members are independent as defined by the listing standards of the Nasdaq Stock Market ("Nasdaq"), including the following: Messrs. Beck, Buck, Dewberry, Garcia, Lambert, Merten, Peterson, Russo and Shafran and Ms. Starr. In reaching this conclusion, the Board of Directors considered that the Company and its subsidiaries conduct business with companies of which certain members of the Board of Directors or members of their immediate families are or were directors or officers. See "Certain Relationships and Related Transactions" below for additional information on certain transactions with members of our Board of Directors. There were no other transactions, relationships or arrangements between the Company and any of our independent directors.

Code of Ethics

        Our Code of Ethical Conduct applies to all of our directors, officers and employees (collectively, "Employees"). It is a standard for responsible and professional behavior that should serve as a guide for all business dealings. Our Code requires:

  •
  honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

  •
  full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, regulatory organizations and the public;

  •
  compliance with applicable governmental laws, rules and regulations;

  •
  prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code;

  •
  the exercise of due diligence to prevent and detect criminal conduct;

  •
  promotion of an organizational culture that encourages ethical conduct and a commitment to compliance with the law; and

  •
  accountability of adherence to the Code.

        Ethical business conduct and compliance with all local, state and federal laws, rules and regulations are vital in maintaining the public's trust and confidence. In all our endeavors, two fundamental principles will apply:

  •
  Employees will always place the interests of the Company and our clients first, and

  •
  Employees have the duty and obligation to make full disclosure of any situation in which his or her private interests conflict with those of the Company or our clients.

        Each Employee is required to be aware of the principles in the Code, to adhere to its guidelines, and to seek assistance from senior management, supervisory personnel, or the Human Resources Department when any questions arise about the Code, or when a situation develops that may present a problem under the Code. Our Board of Directors exercises reasonable oversight with respect to the implementation and effectiveness of this Code. Our Code of Ethics can be found on our website at www.cardinalbank.com.

Meeting Attendance

  Board and Committee Meetings

        The Board of Directors holds regular meetings each year, including an annual meeting. During 2010, the Board of Directors held 12 regular meetings and no special meetings. Each director attended at least 75% of the aggregate of the 2010 meetings of the Board of Directors and its committees on which he or she served, with the exception of Mr. Merten.

  Executive Sessions

        Independent directors meet periodically outside of regularly scheduled Board meetings. Sidney O. Dewberry serves as our Lead Director and oversees the meetings. The Independent directors met one time during 2010.

  Annual Meeting of Shareholders

        We encourage the members of our Board of Directors to attend the Annual Meeting of Shareholders. At last year's Annual Meeting of Shareholders, all of the directors were in attendance.

The Committees of the Board of Directors

        The Board of Directors has an Executive Committee, an Audit Committee, a Compensation Committee, a Loan Committee, and a Trust Committee. We do not have a Nominating Committee, but the independent members of the Board of Directors handle the nominee selections process for the Board of Directors. All Committees met at various times during 2010. Specific information regarding the Audit Committee, the Compensation Committee and the nominations process is presented below.

  Audit Committee

        The Audit Committee consists of Mr. Lambert, as Chairman, Messrs. Beck, Garcia and Peterson and Ms. Starr. The Board of Directors has determined that each of the members of the Audit Committee is independent in accordance with Nasdaq's listing standards and the requirements of the SEC. The Board of Directors has also determined that all of the members of the Audit Committee have sufficient knowledge in financial and auditing matters to serve on the Audit Committee and that Mr. Lambert qualifies as an "audit committee financial expert" as defined by regulations of the SEC.

        The Audit Committee has adopted a charter, which provides guidance to the committee, the entire Board and the Company regarding its purposes, goals, responsibilities, functions and its evaluation. The Audit Committee Charter is attached as Exhibit A to our 2010 Proxy Statement. The Audit Committee is responsible for the selection and recommendation of the independent accounting firm for the annual audit. It reviews and accepts the reports of our independent auditors, internal auditor, and federal and state examiners. The Audit Committee met 8 times during the year ended December 31, 2010. Additional information with respect to the Audit Committee is discussed under "Audit Information" below.

  Compensation Committee

        The Compensation Committee consists of Mr. Shafran, as Chairman, and Messrs. Buck, Dewberry, and Lambert, all of whom the Board in its business judgment has determined are independent as defined by Nasdaq's listing standards. The Compensation Committee reviews senior management's performance and compensation and reviews and sets guidelines for compensation of all employees. The Compensation Committee met four times during the year ended December 31, 2010.

        The Compensation Committee has adopted a charter, which provides guidance to the Compensation Committee, the Board of Directors and the Company regarding the administration of the compensation programs and policies of the Company. The Compensation Committee is responsible for maintaining compensation policies that support our achievement of overall goals and objectives and that such policies are designed with full consideration of all of our accounting, tax, securities law, and regulatory requirements. A copy of the charter is included as Exhibit A to this Proxy Statement.

        Additional information with respect to the Compensation Committee is discussed under "Executive Compensation" below.

  Nominations Process

        The independent members of the Board of Directors ("Independent Directors"), in addition to other responsibilities assigned to these members, act as the nominating committee to the Board of Directors and facilitate the nomination process for the Board of Directors. These members are Mr. Dewberry, Lead Director, Messrs. Beck, Buck, Garcia, Lambert, Merten, Peterson, Russo and Shafran and Ms. Starr. The Board of Directors in its business judgment has determined that all members involved in the nominations process are independent as defined by Nasdaq's listing standards. The Independent Directors select the nominees for election as directors. Our Board of Directors believes it is important that our Independent Directors participate in the nomination process in order to bring multiple perspectives within the evaluation process for incumbent directors as well as nominations of potential candidates to the Board of Directors. The Independent Directors are responsible for selecting and recommending to the Board of Directors with respect to (i) nominees for election at the Annual Meeting of Shareholders and (ii) nominees to fill Board vacancies. The Independent Directors met once during the year ended December 31, 2010. The Board of Directors does not have a charter that governs the nominations process.

        In identifying potential nominees, the Independent Directors take into account such factors as it deems appropriate, including the current composition of the Board of Directors to ensure diversity among its members. Diversity includes the range of talents, experiences and skills that would best complement those that are already represented on the Board, the balance of management and Independent Directors and the need for specialized expertise. The Independent Directors consider candidates for Board membership suggested by its members and by management, and the Independent Directors will also consider candidates suggested informally by a shareholder of the Company.

        The Independent Directors believe that the following guidelines are the standards by which potential nominees should be evaluated:

  •
  the ability of the prospective nominee to represent the interests of the shareholders of the Company;

  •
  the prospective nominee's standards of integrity, commitment and independence of thought and judgment;

  •
  the prospective nominee's ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee's service on other public company boards; and

  •
  the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board of Directors.

        Shareholders entitled to vote for the election of directors may recommend candidates for the Independent Directors to consider formally in connection with an annual meeting. Information with respect to shareholder nominations is discussed under "Proposals for 2012 Annual Meeting" below.

        Under the process used by us for selecting new candidates to the board of directors, the Independent Directors, along with the Chairman and Chief Executive Officer, identify the need to add a new board member with specific qualifications or to fill a vacancy on the board. The Lead Director will initiate a search, working with staff support and seeking input from the board of directors and senior management, hiring a search firm, if necessary, and considering any candidates recommended by shareholders. An initial slate of candidates that will satisfy criteria and otherwise qualify for membership on the board may be presented to the Independent Directors. A determination is made as to whether members of the board have relationships with preferred candidates and can initiate contacts. At least one member of the Independent Directors, along with the Chairman and Chief Executive Officer, interviews prospective candidates. The Independent Directors meet to conduct further interviews of prospective candidates, if necessary or appropriate, and to consider and recommend final candidates for approval by the full board of directors.

Director Compensation

        The following table shows the compensation earned by each of the directors for service as a director, during 2010. Mr. Clineburg's compensation earned for his services as a member of the Board of Directors is included in the "Executive Compensation" section below.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Total ($)

B.G. Beck	33,400	10,000	25,968	69,368

William G. Buck	51,250	10,000	25,968	87,218

Sidney O. Dewberry	35,500	10,000	25,968	71,468

Michael A. Garcia	48,250	10,000	25,968	84,218

J. Hamilton Lambert	57,650	10,000	25,968	93,618

Alan G. Merten	20,850	10,000	25,968	56,818

William E. Peterson	33,300	10,000	25,968	69,268

James D. Russo	44,650	10,000	25,968	80,618

George P. Shafran	40,000	10,000	25,968	75,968

Alice M. Starr	32,650	10,000	25,968	68,618

(1)
The number of stock options outstanding at December 31, 2010 held by each member of the Board of Directors is 168,150. The number of stock options outstanding for each director is as follows: Beck, 16,600; Buck, 16,600; Dewberry, 17,600; Garcia, 18,050; Lambert, 18,600; Merten, 8,850; Peterson, 17,600; Russo, 18,600; Shafran, 18,600; Starr, 17,050. All options are granted with an exercise price equal to the Common Stock's fair market value as of the date of each grant and vest immediately on the date of the grant.

(2)
Each director, as participants in our deferred income plan, received phantom stock matches. We match 50% of the contributions made by our directors in our deferred compensation plan which vests immediately. Such match is not to exceed $10,000 in any particular plan year.

(3)
Each director received a grant of 5,000 stock options on April 23, 2010. Each stock option was granted with an exercise price of $11.35 and vested immediately. The values disclosed for these grants are the grant date fair value calculated using the Black-Scholes option pricing model. Additional information regarding the grant date fair values for the stock options granted can be found in Note 2 to our notes to the consolidated financial statements in our 2010 Annual Report on Form 10-K.

        Each director is entitled to receive cash compensation for his or her service on the Board of Directors. Each director is paid an annual retainer of $10,000, $1,500 for each Board meeting attended and $750 for each committee meeting attended. J. Hamilton Lambert, in his capacity as Audit Committee Chairman, receives a retainer of $16,000 annually.

        Each non-employee director can participate in our deferred income plan for non-employee directors. Under this plan, a non-employee director may elect to defer all or a portion of any director-related fees including retainers and fees for serving on board committees. Director deferrals are matched 50% by us, with a maximum match per director of $10,000 annually, and are vested immediately.

Communications with the Board of Directors

        Shareholders may communicate directly with the Board of Directors. All communications should be directed to our Corporate Secretary at the address below and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for non-management directors. If no party is specified, the communication will be forwarded to the entire Board of Directors. Each communication intended for the Board of Directors and received by the Corporate Secretary will be forwarded to the specified party. The communication will not be screened and will be forwarded unopened to the intended recipient. Shareholder communications to the Board of Directors should be sent to:

Jennifer L. Deacon
Corporate Secretary
Cardinal Financial Corporation
8270 Greensboro Drive, Suite 500
McLean, Virginia 22102

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

General

        The primary objective of our executive compensation program is to attract and retain highly skilled and motivated executive officers. The executive officers are expected to manage the Company to promote its growth and profitability, minimize risk as well as advancing the interests of our shareholders. As such, the compensation program is designed to provide levels of compensation which are reflective of both the individual's and the organization's performance in achieving the organization's goals and objectives. The goals and objectives are both financial (through certain measures such as return on average assets, return on average equity, efficiency ratio, net income to budget and total return) and non-financial (commitment to strategic growth, outstanding service and community involvement). Based on its evaluation of these factors, the Compensation Committee (the "Committee") believes that the executive officers are dedicated to achieving significant improvements in long-term sustainable financial performance that results in increased shareholder value and that the compensation plans the Committee has implemented and administered have contributed to achieving this management focus.

Compensation Program

        The principal elements of the executive compensation program are base annual salary, short-term incentive compensation through annual cash bonuses, long-term incentives through the grants of equity-based awards under the 2002 Equity Compensation Plan and participation in our deferred income plans. In addition, we provide our executives with benefits that are generally available to all of our salaried employees.

        Our Compensation Committee performs annually a strategic review of our executive officers' cash compensation and stock and option holdings to determine whether they adequately compensate our executive officers. The Committee also receives annual evaluations prepared by the Chief Executive Officer regarding the performance of our executive officers (other than the Chief Executive Officer). For the Chief Executive Officer, the Compensation Committee annually discusses the performance of the Chief Executive Officer in relation to the overall financial and non-financial performance of the Company.

        We view the three principal elements of our executive compensation as related but distinct. Although our Compensation Committee does review total compensation, we do not believe that significant compensation derived from one element of compensation should negate or reduce compensation from other elements. We determine the appropriate level for each compensation element based in part, but not exclusively, on our view of internal equity and consistency, individual performance and other information we deem relevant. We believe that stock option awards are the primary motivator in attracting and retaining executives, and that salary and cash bonuses are also important considerations. Our Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation, or among different forms of compensation. This is due to the need to tailor each individual executive's compensation package to attract and retain that executive.

        The Committee completed its annual review of the compensation of the Chief Executive Officer and certain other executive officers. As part of their annual review, the Committee compared Cardinal's 2010 performance with those of its peer groups. The Committee uses two peer groups to analyze Cardinal's performance in the banking industry, a Virginia/Maryland/D.C. regional peer group and a nationwide peer group. The Virginia/Maryland/D.C. regional peer group is defined as publicly traded banks with total assets between $750 million and $4 billion and includes the following financial institutions:

Access National Corporation
American National Bankshares, Inc.
Burke & Herbert Bank & Trust Company
C&F Financial Corporation
Carter Bank & Trust
Commonwealth Bankshares, Inc.
Eagle Bancorp, Inc.
Eastern Virginia Bankshares, Inc.
First Community Bancshares, Inc.
First Mariner Bancorp
First United Bancorp
Hampton Roads Bankshares, Inc.
Middleburg Financial Corporation
Monarch Financial Holdings, Inc.
National Bankshares, Inc.
Old Point Financial Corporation
Sandy Spring Bancorp, Inc.
Shore Bancshares, Inc.
StellarOne Corporation
TowneBank
Tri-County Financial Corporation
Union First Market Bankshares Corporation
Valley Financial Corporation
Virginia Commerce Bancorp, Inc.

        The nationwide peer group is defined as publicly traded banks with total assets between $1.75 billion and $2.25 billion and includes the following financial institutions:

Arrow Financial Corporation
BancTrust Financial Group, Inc.
BNC Bancorp
Burke & Herbert Bank & Trust Company
Cascade Bancorp
CenterState Banks, Inc.
Eagle Bancorp, Inc.
Farmers & Merchants Bancorp
Farmers Capital Bank Corporation
Fidelity Southern Corporation
Financial Institutions, Inc.
First United Corporation
FNB United Corp.
Guaranty Bancorp
Intervest Bancshares Corporation
Mercantile Bank Corporation
Metro Bancorp, Inc.
NewBridge Bancorp
Peoples Bancorp Inc.
Porter Bancorp, Inc.
QCR Holdings, Inc.
S.Y. Bancorp, Inc.
Seacoast Banking Corporation of Florida
TriCo Bancshares
Univest Corporation of Pennsylvania
Washington Banking Company

        For each of these peer groups, the performance targets that the Committee uses to determine the compensation of the Chief Executive Officer and other executive officers were evaluated. These targets include financial results. Below is a table that reports the averages of these targets for each of the two peer groups identified compared to our actual results for 2010.

Peer Group Analysis *
December 31, 2010

	Average Total Assets	Average Net Income	Average Return on Assets	Average Return on Equity	Efficiency Ratio
	(in thousands)	(in thousands)	(%)	(%)	(%)
Virginia/Maryland/DC Peer Group	$1,773,266	$6,996	0.28	(2.05)	69.44
Virginia/Maryland/DC Peer Group excluding banks with losses	$1,946,751	$13,340	0.70	6.84	65.97
Nationwide Peer Group	$2,024,257	$(1,283)	(0.01)	(1.05)	66.90
Nationwide Peer Group excluding banks with losses	$2,021,506	$12,265	0.61	6.38	64.16
Cardinal Financial Corporation	$2,072,018	$18,442	0.92	8.44	58.91

*
Source: SNL Financial

        Cardinal's 2010 net asset growth was 4.85% compared to 2.98% for the Virginia/Maryland/D.C. peer group (excluding UBSH due to merger) and 1.87% for the nationwide peer group. Our 2010 net new loan growth was 9.41% compared to .67% for the Virginia/Maryland/D.C. peer group (excluding UBSH due to merger) and .59% for the nationwide peer group. Our deposit growth was 8.23% for 2010 compared to 5.06% for the Virginia/Maryland/D.C. peer group (excluding UBSH due to merger) and 3.42% for the nationwide peer group. Our consolidated net income increased 78.6% from $10.3 million to $18.4 million, another record year of net income.

        In addition to the data above, shareholder value was considered. Cardinal provided a total return for its shareholders of 31.41% for the year ended December 31, 2010, compared to 13.21% for the S&P 500 and 9.89% for the SNL Bank index for the same period.

        Upon review of our results for 2010 compared to the performance of our peer groups, the Committee recommended and approved 2010 executive bonuses. These changes are more fully described in the "Components" section below.

Components

Cash Compensation

        We generally set base annual salaries for the executive officers in the context of the peer group, with variations based on the executive's performance for the prior year and our prior year financial results. We believe this is at a level that enables us to hire and retain individuals in the banking/finance industry and satisfactorily rewards individual performance at a level that is within our overall strategic business goals.

        The Committee annually evaluates the performance of the Chief Executive Officer based on our financial performance, achievements in implementing our long-term strategy, and the personal observations of the Chief Executive Officer's performance by the members of the Committee and Board of Directors. No particular weight was given to any particular aspects of the performance of the Chief Executive Officer, but his performance for 2009 and through early 2010 was evaluated as outstanding, with significant progress being made on our corporate long-term strategy. In addition, it was acknowledged that certain financial measures for 2009 were achieved, even during a volatile market environment. The financial measures included but were not limited to, return on assets, return on equity, efficiency ratio, credit quality factors and total return. The Committee considered Mr. Clineburg's current salary compared to the reported 2008 Chief Executive Officer salaries of other publicly traded banks and thrifts nationwide with assets between $1.75 billion and $3.0 billion. The 2008 comparable data was gathered from SNL Financial which included 53 banks with average assets of $2.4 billion. The average 2008 salary of this peer group was $412,995 and the median salary was $400,000. Mr. Clineburg's salary was in the bottom third of the peer group. The Committee further considered the fact that Mr. Clineburg had not received an increase since 2006 and for a period of time in 2009 had voluntarily reduced his salary to $275,000. The Committee recommended and approved in April 2010 to the Board of Directors increasing Mr. Clineburg's annual salary to $500,000.

        For other executive officers, the Committee reviewed with the Chief Executive Officer the performance evaluations for those executive officers. Given the increases in 2009, the decision was made to maintain the current levels of base salaries with the exception of our Chief Financial Officer whose salary was increased by 2% to $188,700. For the year ending December 31, 2010, Mr. Bergstrom, Ms. Frazier and Mr. Reynold's salaries were $225,000, $225,000 and $215,000, respectively. Subsequent to year end 2010, the Compensation Committee upon the recommendation of the Chief Executive Officer, increased the salaries of Mr. Bergstrom and Ms. Frazier to $275,000 each.

        See "Annual Compensation of Executive Officers" for additional information on the Chief Executive Officer's and certain other named executive officer's employment agreements.

Short-Term Incentive Compensation

        We annually review each executive officer's performance and responsibility to assess the payment of short-term incentive compensation. We currently have an executive bonus plan that awards cash compensation based on the achievement of selected performance targets. The executive bonus compensation was based upon the Company's actual financial results to budget as well as compared to the peer groups. The measures and related weightings are Net Income (35%), Return on Assets (15%), Return on Equity (35%) and Efficiency Ratio (15%). While there were formal measurements and targets, the executive bonuses are discretionary and are given based upon the contribution of each executive officer's participation in our growth and profitability.

Actual vs. Target Performance Goals Attainment
For the year ended December 31, 2010

Goals/Corporate Measures	Target Goals	Actual Results	% of Target
Net Income	$14,051,000	$18,441,918	131.2%
Return on Average Assets	0.71%	0.92%	129.6%
Return on Average Equity	6.62%	8.44%	127.5%
Efficiency Ratio	64.90%	61.58%	105.4%

Goals/Corporate Measures	Stretch Goals	Actual Results	% of Target
Net Income	$16,896,000	$18,441,918	109.1%
Return on Average Assets	0.85%	0.92%	108.2%
Return on Average Equity	7.92%	8.44%	106.6%
Efficiency Ratio	60.00%	61.58%	97.4%

        The Committee approves annually during the fourth quarter an overall pool of discretionary annual cash bonuses to be awarded to all officers. Certain members of the executive management team, along with the Chief Executive Officer, then allocate discretionary bonuses to officers, not including executive officers of the Company. The Chief Executive Officer then prepares and recommends to the Committee the annual cash bonuses for executive officers (other than the Chief Executive Officer) based upon actual results compared to the target results and peer group as prescribed by the Executive Bonus Plan.

        The Committee reviewed the recommendations made by the Chief Executive Officer and approved the overall Officer Bonus Pool for cash bonuses for 2010. The Officer Bonus pool for 2010 totaled $1,354,500. The Committee approved the following cash bonuses to be distributed from the Officer Bonus Pool: $140,000 for Mr. Bergstrom; $140,000 for Ms. Frazier; $100,000 for Mr. Reynolds; and $35,000 for Mr. Wendel.

        With regard to the Chief Executive Officer, the Committee reviewed his performance and responsibility to assess the payment of short-term incentive compensation. The Committee took into consideration our performance relative to our peer groups, as measured by net income, asset growth, return on equity, return on assets, and total return to shareholders. The Committee further considered the CEO's efforts to successfully lead the Company through the recent economic downturn and financial industry crisis. The weighting of the elements measured were similar as the ones used for the other executive officers. The Committee has approved a cash bonus of $375,000 for the Chief Executive Officer.

Long-Term Incentive Compensation

        Each year, we also consider the desirability of granting long-term incentive awards under our 2002 Equity Compensation Plan (the "Equity Plan"). The Equity Plan authorizes the granting of options, which may be incentive stock options or non-qualified stock options, stock appreciation rights, restricted stock awards, phantom stock awards or performance share awards to our directors, eligible officers and our key employees. We believe that grants of options focus our executive management on building profitability and shareholder value. We note in particular our view that stock option grants afford a desirable long-term compensation method because they closely align the interests of management with those of our shareholders. To date, the Board of Directors has determined not to grant equity-based awards other than stock options as long term compensation, although they may choose to do so in the future.

        In regards to grants of stock options to the executive officers, other than the Chief Executive Officer, the Committee reviewed the Chief Executive Officer recommendations of individual awards of 20,000 options to Mr. Bergstrom and Ms. Frazier. These recommendations took into account the respective scope of accountability and contributions of each towards achieving and exceeding the above mentioned goals of the Company in 2010.

        Prior stock option awards to the Chief Executive Officer were fixed separately from the executive officer pool and were based, among other things, on the review of information on his total compensation, as well as the Committee's perception of his past and expected future contributions to our achievement of our long-term goals. The Committee reviewed the level of stock options granted to the Chief Executive Officer and as a result did not grant options to the Chief Executive Officer during 2010. However, as the Chief Executive Officer is also a member of the Board of Directors, he did receive a grant of options in April 2010 for his services during 2009 as a member of the Board of Directors, as did all other members of the Board of Directors.

Stock Option Grant Procedures

        Stock options are granted with an exercise price equal to the Common Stock's fair market value at the date of grant. Based on past practices, our outstanding stock options have different vesting periods. Director stock options have ten year terms and vest and become fully exercisable at the grant date. Certain employee stock options have ten year terms and vest and become fully exercisable after three years. Other employee stock options have ten year terms and vest and become fully exercisable in 20% annual increments beginning as of the grant date. In addition, we have granted stock options to our employees that have ten year terms and vest and become fully exercisable in 20% annual increments beginning after their first year of service.

Supplemental Executive Retirement Plans

        We adopted a supplemental executive retirement plan for Mr. Clineburg effective October 2005 as provided for in his employment agreement. The plan is intended to be unfunded and maintained primarily for the purpose of providing deferred compensation to Mr. Clineburg. Upon retirement, Mr. Clineburg will be entitled to an annual retirement benefit equal to $20,000 per month payable for 180 months. The benefits in the plan were fully vested on November 1, 2010 with his new employment agreement, described below in "Annual Compensation of Executive Officers." Our expense related to the plan was $877,000 in 2010.

Executive Deferred Income Plan

        We currently have in place a deferred income plan for our executive officers—the Cardinal Financial Corporation Executive Deferred Income Plan (the "Executive Deferral Plan"). The purpose of the Executive Deferral Plan is to offer participants the opportunity to defer voluntarily current compensation for retirement income and other significant future financial needs for themselves, their families and other dependents. This plan is also designed to provide us with a vehicle to address limitations on our contributions under any tax-qualified defined contribution plan.

        Participants in the Executive Deferral Plan may elect from various investment funds, including a Company common stock fund that tracks the value of our Common Stock, for the amounts of compensation that they defer. Any of our employees who are an executive vice president or above may be eligible to participate in the Executive Deferral Plan.

Other Benefits

        Our executives are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life and disability insurance and our 401(k) plan, in each case on the same basis as our other employees.

        Mr. Clineburg receives other annual compensation for the use and maintenance of a company owned automobile and country club dues. Mr. Bergstrom and Mr. Reynolds receive other annual compensation for country club dues. Each of these benefits is included in their negotiated employment agreements with us. We provide a company owned automobile to Mr. Clineburg due to the amount of travel required as a representative of the Company. Country club memberships facilitate these executives' roles as a Company representative in the communities we serve.

Risk Analysis Procedures

        We have reviewed all of the compensation policies we have for all employees. We evaluated these policies to determine if they compensate our employees for any unnecessary risk that may have a material adverse effect on Cardinal. It was determined that the compensation policies we have in place are not reasonably likely to have a material adverse effect on Cardinal and do not encourage our employees to take excessive risks due to the internal controls and procedures we have in place throughout our organization.

Compensation Committee Report on Executive Compensation

        The Compensation Committee has reviewed the Compensation Discussion and Analysis included in this Proxy Statement and discussed it with our management. Based on this review and discussion, the Compensation Committee recommended that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the year ended December 31, 2010 and this Proxy Statement.

Compensation Committee

George P. Shafran, Chairman
Sidney O. Dewberry, Vice Chairman
William G. Buck
J. Hamilton Lambert

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries. In addition, there are no compensation committee interlocks with other entities with respect to any such member.

Annual Compensation of Executive Officers

        In the tables and discussion below, we summarize the compensation earned during 2010, 2009 and 2008 by (1) our chief executive officer, (2) our chief financial officer and (3) each of our three other most highly compensated executive officers who earned more than $100,000 in total compensation for services rendered in all capacities. These individuals are collectively referred to as the "named executive officers."

Summary Compensation Table

Name and Principal Position	Year		Salary ($)	Bonus ($)		Stock Awards ($)(4)	Option Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(8)		All Other Compensation ($)	Total ($)

Bernard H. Clineburg,	2010		476,731	375,000		50,000	25,968(5)	1,127,197	(9)	64,368	2,119,264
Chairman and Chief	2009		325,000	325,000	(2)	25,000	8,416(5)	292,778		53,689	1,029,883
Executive Officer	2008		350,000	—	(3)	25,000	4,155(5)	267,218		43,678	690,051

Mark A. Wendel,	2010		187,775	35,000		5,619	—	—		5,914	234,308
Executive Vice President,	2009		185,000	28,500		9,750	—	—		5.265	228,515
Chief Financial Officer	2008		185,000	—		9,250	—	—		4,995	199,245

Christopher W. Bergstrom,	2010		225,000	140,000		31,500	105,303(6)	—		14,104	515,907
Executive Vice President,	2009		209,167	150,000		23,221	—	—		14,450	396,838
Chief Risk Officer	2008		185,000	—		16,375	—	—		10,862	212,237

Alice P. Frazier,	2010		225,000	140,000		2,500	105,303(6)	—		7,400	480,203
Executive Vice President,	2009	(1)	171,205	120,000		—	67,812(7)	—		1,455	360,472
Chief Operating Officer

F. Kevin Reynolds,	2010		215,000	100,000		8,625	—	—		12,939	336,564
President, Cardinal Bank	2009		205,000	115,000		7,635	—	—		14,975	342,610
	2008		185,000	20,000		5,625	—	—		11,778	222,403

(1)
Ms. Frazier joined us on March 16, 2009.

(2)
The amount of Mr. Clineburg's bonus for 2009 was approved by the Compensation Committee. In addition to their review of the Company's results compared to peer group performance, the Committee considered Mr. Clineburg's leadership of the Company through the current financial industry crisis and that Mr. Clineburg has not received an annual bonus for the prior three years.

(3)
Upon the request of Mr. Clineburg, the Compensation Committee did not approve a bonus for Mr. Clineburg for 2008.

(4)
Each officer, as participants in our deferred income plan, received phantom stock matches. We match 50% of the contributions made by our named executive officers in our deferred income plan. Such match is not to exceed $50,000 in any particular plan year and gradually vests four years from the date of the participants' contribution.

(5)
Mr. Clineburg received stock option awards for his service as a member of the board of directors during 2010, 2009 and 2008. The values disclosed for these grants are the grant date fair value calculated using the Black-Scholes option pricing model. Additional information regarding the grant date fair values for the stock options granted can be found in Note 2 to our notes to the consolidated financial statements in our 2010 Annual Report on Form 10-K.

(6)
Mr. Bergstrom and Ms. Frazier received stock option awards during 2011 as compensation for their performance during 2010. The values disclosed for these grants are the grant date fair value calculated using the Black-Scholes option pricing model. Additional information regarding the grant date fair values for the stock options granted can be found in Note 2 to our notes to the consolidated financial statements in our 2010 Annual Report on Form 10-K.

(7)
Ms. Frazier received stock option awards upon her joining us during 2009. The values disclosed for these grants are the grant date fair value calculated using the Black-Scholes option pricing model. Additional information regarding the grant date fair values for the stock options granted can be found in Note 2 to our notes to the consolidated financial statements in our 2010 Annual Report on Form 10-K.

(8)
Mr. Clineburg participates in our supplemental executive retirement plan. The amounts in this column represent the changes in the present value of Mr. Clineburg's accumulated benefit under this plan during 2010, 2009 and 2008.

(9)
We entered into an Employment Agreement with Mr. Clineburg that superseded and replaced his previous Employment Agreement with us. As of the effective date of the Employment Agreement, Mr. Clineburg became 100% vested in all present and future benefits under his supplemental executive retirement plan.

All Other Compensation Table

Name and Principal Position	Year		Cash Compensation ($)	401(k) Plan Matching Contributions ($)(2)	Country Club Dues ($)	Personal Use of Company-Owned Automobile ($)	Director Fees ($)(3)	Total ($)

Bernard H. Clineburg, Chairman	2010		30	7,350	9,382	2,156	45,450	64,368
and Chief Executive Officer	2009		100	7,350	11,385	3,904	30,950	53,689
	2008		—	6,900	9,878	2,000	24,900	43,678

Mark A. Wendel, Executive Vice	2010		7	5,907	—	—	—	5,914
President, Chief Financial	2009		—	5,265	—	—	—	5,265
Officer	2008		—	4,995	—	—	—	4,995

Christopher W. Bergstrom,	2010		18	7,611	6,475	—	—	14,104
Executive Vice President,	2009		2,395	6,741	5,314	—	—	14,450
Chief Risk Officer	2008		—	4,700	6,162	—	—	10,862

Alice P. Frazier,	2010		—	7,400	—	—	—	7,400
Executive Vice President,	2009	(1)	330	1,125	—	—	—	1,455
Chief Operating Officer

F. Kevin Reynolds, President,	2010		274	7,891	4,774	—	—	12,939
Cardinal Bank	2009		954	7,350	6,671	—	—	14,975
	2008		125	5,816	5,837	—	—	11,778

(1)
Ms. Frazier joined us on March 16, 2009.

(2)
Amounts presented represent total contributions to our 401(k) plan on behalf of each of the named executive officers to match pre-tax elective deferral contributions (which are included under the "Salary" column) made by each executive officer to such plans.

(3)
Mr. Clineburg earns director fees for his services as a member of the Board of Directors.

        The salary and bonus compensation for the named executive officers are representative of comparable levels within our industry. Annual discretionary cash bonuses and stock option awards are approved by the Compensation Committee and based on our overall financial performance as compared to expectations of financial performance. There are no set levels or targets of salary, annual discretionary cash bonuses and grants of stock options in relation to the total compensation package for each of the named executive officers.

        On November 1, 2010, we entered into an employment agreement that superseded and replaced Mr. Clineburg's previous employment agreement with us. The initial term of the agreement will continue until July 21, 2014. Thereafter, the term of the agreement will be automatically extended for a rolling one year term on a day to day basis so that on any day the remaining term shall be one year. The agreement provides for his services as the Chief Executive Officer of the Company and as the Chairman of our Board of Directors. He receives a base salary of $500,000 and is eligible to receive bonuses at the discretion of our Board of Directors, in cash or stock, or both, and director's fees and any retainers for service on the Company's Board. Mr. Clineburg is entitled to participate in our employee benefit plans and programs for which he is or will be eligible. As of the effective date of the agreement, Mr. Clineburg became 100% vested in all present and future benefits under his supplemental executive retirement plan and deferred income plan. The agreement also provides that we will provide Mr. Clineburg with an automobile and will indemnify Mr. Clineburg for losses and expenses resulting from any payments or benefits from us that are found to constitute "parachute payments" under Section 280G of the Internal Revenue Code.

        The agreement also provides for a transitional period if Mr. Clineburg voluntarily resigns as Chief Executive Officer during the term of the agreement. During the transitional period Mr. Clineburg will provide services, including management transition services, and will receive compensation equal to at least 50% of his then current annual base salary during the first year of the transitional period, at least 45% in the second year, and 35% thereafter. He will be eligible for incentive compensation at the Board's discretion, entitled to participate in our employee benefit plans and programs for which he is or will be eligible, and will receive equity compensation grants equivalent to the grants made to non-employee members of our Board. The initial term of the transitional period shall be one year from the date of resignation. Thereafter, the term of the transitional period will be automatically extended for a rolling one year term on a day to day basis so that on any day the remaining term shall be one year. Either Mr. Clineburg or the Company may terminate the transitional period with twelve months notice.

        The agreement provides that Mr. Clineburg will receive a lump-sum severance payment if his employment is terminated without "cause" by us, for "good reason" by Mr. Clineburg, or following a "change in control" of the Company (as those terms are defined in the Agreement). If the termination is without cause or for good reason, the payment will be equal to one year salary plus the highest bonus paid during the previous five years. If such termination occurs during a transitional period then the payment will be equal to the salary due for the remainder of that twelve month transitional period. If Mr. Clineburg is terminated without cause or resigns within one year following a change in control, the payment will be equal to 2.99 times Mr. Clineburg's average aggregate annual compensation during the most recent five calendar years. On any termination, other than a termination for cause by us, Mr. Clineburg's unvested equity compensation will immediately vest.

        The agreement contains restrictive covenants relating to the protection of confidential information, non-disclosure, non-competition and non-solicitation. The covenants not to compete or solicit continue generally for a period of 12 months following the last day of Mr. Clineburg's employment.

        Each of Christopher W. Bergstrom and F. Kevin Reynolds has an employment agreement with us, which is terminable at will by either party. Both employment agreements were effective as of February 12, 2002. Each of these employment agreements provides for a base salary, eligibility for annual performance bonus and stock option grants, and participation in our benefits plans, all of which may be adjusted by us in our discretion. In addition, each employment agreement is subject to certain restrictive covenants in the event the officer voluntarily terminates his employment or is terminated for cause. Specifically, each officer is prohibited from rendering competing banking services in the local area and from soliciting our clients, prospective clients or employees for 12 months following the date of his termination. Both employment agreements provide for severance payments equal to 12 months of their current base salary in the event of termination without cause and 18 months of their current base salary in the event of a change in control.

        In March 2010, Ms. Frazier executed an employment agreement with us. The initial term of her agreement is three years and automatically renews for rolling one year periods not to exceed five years from the commencement date. Her agreement provides for a base salary, eligibility for annual performance bonus and stock option grants, and participation in our benefits plans, all of which may be adjusted by us in our discretion. In addition, the employment agreement is subject to certain restrictive covenants in the event she voluntarily terminates her employment or is terminated for cause. Specifically, Ms. Frazier is prohibited from rendering competing banking services in the local area and from soliciting our clients, prospective clients or employees for 12 months following the date of her termination. Her employment agreement provides for severance payments equal to 12 months of her current base salary in the event of termination without cause. In the event her employment is terminated following a change in control, her employment agreement provides for severance payments equal to 12 months of two times her current base salary (plus her current base salary for the remainder of the 12 month period following the change of control if she is terminated during that time).

        Mr. Wendel does not currently have an employment agreement with us. As an officer of the Company, he receives a base salary and is eligible to participate in our annual cash bonus plan and stock option plan as determined and approved by our Compensation Committee and Board of Directors. He is eligible to participate in our deferred income plan and all other benefit plans that are generally available to our salaried employees.

        See "Potential Payments Upon Termination of Employment or Change-in-Control" below for additional information regarding severance payments to our named executive officers.

Grants of Plan-Based Awards

        We granted plan-based awards to the certain named executive officers in 2010. Mr. Clineburg received a grant of stock options for his services in his capacity as a member of the Board of Directors. Certain executive officers received plan-based awards of stock pursuant to our deferred income plan.

Grants of Plan-Based Awards
Fiscal Year 2010

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (1)(#)	All Other Option Awards: Number of Securities Underlying Options (2)(#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)

Bernard H. Clineburg	4/23/2010	—	5,000	11.35	25,968
	(1)	5,011	—	—	50,000

Mark A. Wendel	(1)	558	—	—	5,619

Christopher W. Bergstrom	(1)	3,089	—	—	31,500

Alice P. Frazier	(1)	251	—	—	2,500

F. Kevin Reynolds	(1)	844	—	—	8,625

(1)
Certain officers, as participants in our deferred income plan, received matches of phantom stock units in 2010. The match is 50% of the contributions made to the plan during the year. Contributions to the plan, and subsequently the match, are made to each participant's account each pay period, which is twice monthly, or a total of 24 pay periods during 2010.

(2)
Mr. Clineburg received stock option awards for his service as a member of the board of directors during 2010.

Holdings of Stock Options

        In the table below, we list information on the holdings of unexercised stock options as of December 31, 2010 for each of the named executive officers. We have not awarded shares of Common Stock to our named executive officers except as provided for by our executive deferred income plan.

Outstanding Equity Awards at Fiscal Year-End 2010

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (3)	Market Value of Shares of Units of Stock That Have Not Vested ($) (4)

Bernard H. Clineburg	41,000	—		3.25	05/03/2012	—	—
	60,000	—		4.12	05/03/2012
	51,000	—		4.60	01/29/2013
	150,000	—		5.25	03/26/2013
	150,000	—		8.28	01/14/2014
	200,000	—		10.73	02/04/2015
	280,676	—		8.89	05/18/2015
	2,750	—		11.15	12/14/2015
	1,350	—		7.08	04/24/2018
	2,500	—		7.56	04/24/2019
	5,000	—		11.35	04/23/2020

Mark A. Wendel	20,000	5,000	(1)	11.16	07/19/2016	1,455	16,922

Christopher W. Bergstrom	4,800	—		4.50	02/23/2011	4,483	52,137
	4,000	—		3.25	05/03/2012
	6,000	—		4.12	05/03/2012
	10,000	—		4.62	02/05/2013
	10,000	—		8.28	01/14/2014
	15,000	—		10.73	02/04/2015
	10,000	—		8.89	05/18/2015
	24,515	—		11.15	12/14/2015

Alice P. Frazier	5,000	20,000	(2)	6.14	03/25/2019	187	2,174

F. Kevin Reynolds	4,800	—		4.50	02/23/2011	2,089	24,295
	4,000	—		3.25	05/03/2012
	6,000	—		4.12	05/03/2012
	10,000	—		4.62	02/05/2013
	10,000	—		8.28	01/14/2014
	15,000	—		10.73	02/04/2015
	10,000	—		8.89	05/18/2015
	24,069	—		11.15	12/14/2015

(1)
The option, which was granted on July 19, 2006, vests annually with respect to 5,000 additional shares or 20% per year after the first year of service on the anniversary of the grant date, provided he remains employed with us.

(2)
The option, which was granted on March 25, 2009, vests annually with respect to 5,000 additional shares or 20% per year after the first year of service on the anniversary of the grant date, provided she remains employed with us.

(3)
Each officer, as participants in our deferred income plan, received phantom stock matches. We match 50% of the contributions made by our named executive officers in our deferred income plan. Such match is not to exceed $50,000 in any particular plan year and vests four years from the date of the participants' contribution.

(4)
The market value of the phantom stock units is based on the $11.63 closing price of a share of our common stock, as reported on December 31, 2010.

Option Exercises in Fiscal Year 2010

        The following table presents information for those named executives that exercised options during 2010. We also present information for those named executive officers that participate in our deferred income plan that had stock awards that vested during 2010.

Option Exercises and Stock Vested
Fiscal Year 2010

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Bernard H. Clineburg	30,000	333,000	13,671	138,476
Mark A. Wendel	—	—	1,034	10,344
Christopher W. Bergstrom	—	—	2,561	25,529
Alice P. Frazier	—	—	62	622
F. Kevin Reynolds	—	—	816	8,123

Pension Benefits

        The following table sets forth information as of December 31, 2010 with respect to Mr. Clineburg's participation in our supplemental executive retirement plan. No other named executive officers participate in our supplemental executive retirement plan.

Pension Benefits—Fiscal Year 2010

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)(2)	Payments During the Last Fiscal Year ($)

Bernard H. Clineburg	Cardinal Financial Corporation Supplemental Executive Retirement Plan	6	2,151,921(3)	None

(1)
The amount of the present value of the accumulated benefit of the supplemental executive retirement plan benefits assumes benefit payments begin at the normal retirement age.

(2)
In 2010, we entered into an Employment Agreement with Mr. Clineburg that superseded and replaced his previous Employment Agreement with us. As of the effective date of the Employment Agreement, Mr. Clineburg became 100% vested in all present and future benefits under his supplemental executive retirement plan.

(3)
The present value of Mr. Clineburg's accumulated benefit at December 31, 2010 assumes payments of $20,000 per month for 180 months.

        The Board of Directors adopted the Cardinal Financial Corporation Supplemental Executive Retirement Plan (the "Plan"), effective October 1, 2005, for the purpose of supplementing the retirement benefits payable under our tax-qualified plans. The Plan is intended to be unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees. The Plan must be administered and construed in a manner that is consistent with that intent. The Plan is intended to satisfy the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and Treasury Regulations issued thereunder.

        Upon retirement, Mr. Clineburg will be entitled to an annual retirement benefit equal to $20,000 per month payable for 180 months. The benefits in the plan vest incrementally based on years of service to us. Upon our change in control, Mr. Clineburg will be entitled to an additional benefit equal to $10,000 per month for a period of 180 months, commencing on the first day of the month following the change in control. If Mr. Clineburg ceases to be an eligible employee or whose employment with us is terminated with cause, he shall immediately cease to be a participant in the plan and forfeit all rights under the plan.

Changes in Nonqualified Deferred Compensation

        The following table shows the changes in the balance of the named executive officers' nonqualified deferred income plan:

Nonqualified Deferred Compensation Fiscal Year 2010

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(2)

Bernard H. Clineburg	100,000	50,000	245,628	None	1,042,798

Mark A. Wendel	11,239	5,619	27,290	None	134,930

Christopher W. Bergstrom	63,000	31,500	55,956	21,988	356,965

Alice P. Frazier	5,000	2,500	804	None	8,304

F. Kevin Reynolds	17,251	8,625	27,957	None	170,028

(1)
Amount of the contributions by us reported for 2010 were included in the Summary Compensation Table above.

(2)
The registrant contributions reported for each of the named executive officers for 2009 and included in the summary compensation table for 2009 were: Mr. Clineburg $25,000; Mr. Wendel $9,750; Mr. Bergstrom $23,221; and Mr. Reynolds $7,635. For 2008, the registrant contributions reported for each of the named executive officers and included in the summary compensation table were: Mr. Clineburg $25,000; Mr. Wendel $9,250; Mr. Bergstrom $16,375; and Mr. Reynolds $5,625. Ms. Frazier joined us on March 16, 2009, and therefore, did not participate in our deferred income plan for 2009 and 2008.

        We currently have in place a deferred income plan for our executive officers—the Cardinal Financial Corporation Executive Deferred Income Plan (the "Executive Deferral Plan"). The purpose of the Executive Deferral Plan is to offer participants the opportunity to defer voluntarily current compensation, including salary and annual cash bonuses, for retirement income and other significant future financial needs for themselves, their families and other dependents. This plan is also designed to provide us with a vehicle to address limitations on our contributions under any tax-qualified defined contribution plan. Participants in the Executive Deferral Plan may elect from various investment funds, including a Company Common Stock fund that tracks the value of our Common Stock, for the amounts of compensation that they defer. Any of our employees who are an executive vice president or above may be eligible to participate in the Executive Deferral Plan.

        Each participant in the Executive Deferral Plan may annually elect to defer all or a portion of his or her compensation for the plan year. At a minimum, the deferral contribution cannot be less than five percent or $2,000. We provide a deemed match for each participant's contribution that does not exceed the greater of 50% of the participant's deferral or $50,000 per participant per year. This match is deemed invested in our Common Stock and vests 25% immediately and the remaining match of 75% vests over the next three years on the anniversary dates of the matching contribution. Participant's earnings in our deferred income plan are based on the performance of the participant's deemed investments they selected from the available investment options in the plan.

        All distributions from the Executive Deferral Plan are made in cash, with the exception of those contributions deemed to be invested in our Common Stock, which are paid in shares of Common Stock in an amount equal to the number of whole shares of Common Stock credited to the participant's account as of the date of the distribution. Any fractional shares are paid in cash. Automatic distributions occur if the participant dies or if the participant becomes disabled. At that time, any unvested portion of their match will vest immediately. If the participant terminates their employment with us, their vested balance will be distributed in lump sum, provided that the participant is not a key employee, in which case distribution will occur six months after their termination of service.

Potential Payments Upon Termination of Employment or Change-in-Control

Potential Payments Upon Change in Control

        In the event of a change of control, Mr. Clineburg's employment agreement with us provides for a lump-sum severance payment equal to 2.99 times his average total compensation, with the exception of his bonus payments, over the most recent five calendar year period of his employment with us prior to a change of control. In addition, Mr. Clineburg would receive an additional payment that would match the highest bonus he received in the last five years. As of December 31, 2010, this amount was, in the aggregate, $3,140,731. Additionally, the change in control provision under his supplemental executive retirement plan vests immediately and he is entitled to begin receiving payments of $10,000 per month for 15 years, in addition to the payments he is otherwise entitled to under the plan.

        In the event of a change in control, Mr. Bergstrom will receive a lump-sum severance payment equal to 18 months of his base salary as of December 31, 2010, or $337,500, and Mr. Reynolds will receive a lump-sum severance payment equal to 18 months of his base salary as of December 31, 2010, or $322,500. Ms. Frazier, in the event of a change in control, will receive a lump-sum severance payment equal to 24 months of her base salary as of December 31, 2010, or $450,000.

        Additionally, under the term of our stock option plan, accelerated vesting will occur in the event of a change in control. Typically, the payments relating to stock options represent the value of the unvested and accelerated stock options, calculated by multiplying the number of accelerated options by the difference between the exercise price and the closing price of our Common Stock on the applicable date. At December 31, 2010, Mr. Wendel and Ms. Frazier had unvested options totaling 5,000 and 20,000, respectively. For Ms. Frazier, the value of the accelerated vesting of her stock options is $109,800 at December 31, 2010. For Mr. Wendel, the value of the accelerated vesting of his stock options is $2,350 at December 31, 2010.

Potential Payments Upon Involuntary Termination Without Cause or Good Reason

        In the event Mr. Clineburg is terminated without cause or good reason, his employment agreement with us provides for a lump-sum severance payment equal to one year's annual base salary plus the highest of his bonuses paid in the last five calendar years prior to the year in which he was terminated. As of December 31, 2010, this amount was $635,000.

        If Mr. Bergstrom is terminated without cause or good reason, his employment agreement with us provides for a lump-sum severance payment equal to 12 months of his current base salary. As of December 31, 2010, this amount was $225,000.

        If Mr. Reynolds is terminated without cause or good reason, his employment agreement with us provides for a lump-sum severance payment equal to 12 months of his current base salary. As of December 31, 2010, this amount was $215,000.

        If Ms. Frazier is terminated without cause or good reason, her employment agreement with us provides for a lump-sum severance payment equal to 12 months of her current base salary. As of December 31, 2010, this amount was $225,000.

        Mr. Wendel does not have an employment agreement with us.

Potential Payments Under Deferred Income Plans

        Under our deferred income plans, matching contributions as well as the deemed earnings upon matching contributions fully vest upon death, disability, change of control or retirement. At December 31, 2010, the balances in the deferred income plan for Messrs. Wendel, Bergstrom, Reynolds and Ms. Frazier were $19,283, $67,070, $13,595, and $28,017, respectively. Mr. Clineburg, as part of his employment agreement with us, is fully vested in current and future matching contributions to our deferred income plan.

        The following table shows potential payments to our named executive officers under existing employment agreements, plans or arrangements for various events involving a change of control or termination of employment of each of our named executive officers, assuming a December 31, 2010 termination date, and where applicable, using the closing price of our Common Stock of $11.63 at December 31, 2010.

Potential Payments Upon Termination of Employment or Change-in-Control

Name	Benefit	Involuntary Termination w/o Cause or for Good Reason ($)	Change in Control ($)	Normal Retirement ($)	Early Retirement or Voluntary Separation of Service ($)	Death ($)	Disability ($)

Bernard H. Clineburg	Severance Payment	635,000	3,140,731	—	—	—	—

	Supplemental Executive Retirement Plan	—	1,800,000 (paid monthly over 180 months)	—	—	—	—

	Total Value	635,000	4,940,731 (a portion to be paid over 180 months)	—	—	—	—

Mark A. Wendel	Matching Contributions in Deferred Income Plan	—	19,283	19,283	—	19,283	19,283

	Stock Options (unvested and accelerated)	—	2,350	—	—	—	—

	Total Value	—	21,633	19,283	—	19,283	19,283

Christopher W. Bergstrom	Severance Payment	225,000	337,500	—	—	—	—

	Matching Contributions in Deferred Income Plan	—	67,070	67,070	—	67,070	67,070

	Total Value	225,000	404,570	67,070	—	67,070	67,070

Alice P. Frazier	Severance Payment	225,000	450,000	—	—	—	—

	Stock Options (unvested and accelerated)	—	109,800	—	—	—	—

	Matching Contributions in Deferred Income Plan	—	13,595	13,595	—	13,595	13,595

	Total Value	225,000	573,395	13,595	—	13,595	13,595

F. Kevin Reynolds	Severance Payment	215,000	322,500	—	—	—	—

	Matching Contributions in Deferred Income Plan	—	28,017	28,017	—	28,017	28,017

	Total Value	215,000	350,517	28,017	—	28,017	28,017

Certain Relationships and Related Transactions

        Some of our directors and officers are at present, as in the past, our banking customers. As such, we have had, and expect to have in the future, banking transactions in the ordinary course of our business with directors, officers, principal shareholders and their associates, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with persons not related to Cardinal Bank. These transactions do not involve more than the normal risk of collectibility or present other unfavorable features. The aggregate outstanding balance of loans to directors, executive officers and their associates, as a group, at December 31, 2010 totaled approximately $36.6 million, or 16% of the bank's equity capital at that date.

        William E. Peterson, a director, is the manager and a 3.1% owner of Fairfax Corner Mixed Use, L.C. Fairfax Corner Mixed Use, L.C. owns a building in the Fairfax Corner shopping center and leases office space to George Mason Mortgage, LLC ("George Mason"). The lease commenced on July 1, 2002. We renewed the lease during 2010 until June 30, 2011 without any option to extend. The rent that George Mason pays to Fairfax Corner Mixed Use, L.C. is $982,000 annually. Rent payments during 2010 and through the end of the current lease total $1.5 million.

        William G. Buck, a director, has an indirect ownership in a limited liability company that owns the building where we lease branch office space for one of our locations. Certain of his immediate family members own a minority interest in the limited liability company. The annual rent that we pay for use of this space under the existing lease is $29,000 beginning in 2011. Rent payments under the lease total $153,000 to be paid over six years.

        We have not adopted a formal policy that covers the review and approval of related person transactions by our Board of Directors. The Board, however, does review all proposed related party transactions for approval. During such a review, the Board will consider, among other things, the related person's relationship to the Company, the facts and circumstances of the proposed transaction, the aggregate dollar amount of the transaction, the related person's relationship to the transaction and any other material information. Those directors that are involved in a proposed related party transaction are excused from the board and/or committee meeting during the discussion and vote of the proposal.

PROPOSAL 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION

        The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we provide our shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with Item 402 of the Securities and Exchange Commission's Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

        Accordingly, we ask our shareholders to vote on the following resolution at the Annual Meeting:

  "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED."

        The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this proxy statement. The vote is advisory, which means that the vote is not binding on the Company, our Board of Directors or the Compensation Committee of the Board of Directors. To the extent there is any significant vote against our named executive officer compensation as disclosed in this proxy statement, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3
ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

        The Dodd-Frank Wall Street Reform and Consumer Protection Act also provides that shareholders must be given the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers, which we refer to as an advisory vote on executive compensation. By voting with respect to this Proposal 3, shareholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation once every one, two, or three years. Shareholders also may, if they wish, abstain from casting a vote on this proposal.

        Our Board of Directors has determined that an annual advisory vote on executive compensation will allow our shareholders to provide timely, direct input on the Company's executive compensation philosophy, policies and practices as disclosed in the proxy statement each year. The Board believes that an annual vote is therefore consistent with the Company's efforts to engage in an ongoing dialogue with our shareholders on executive compensation and corporate governance matters.

        The Company recognizes that shareholders may have different views as to the best approach for the Company, and therefore we look forward to hearing from our shareholders as to their preferences on the frequency of an advisory vote on executive compensation. This vote is advisory and not binding on the Company or our Board of Directors in any way; however, the Board of Directors and the Compensation Committee will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation. The Board may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by our shareholders.

        The proxy card provides shareholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, shareholders will not be voting to approve or disapprove the recommendation of the Board.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY YEAR.

PROPOSAL 4
APPROVAL OF AN AMENDMENT TO THE CARDINAL FINANCIAL CORPORATION
2002 EQUITY COMPENSATION PLAN

The Proposal

        The Board of Directors has adopted unanimously, and recommends that the Company's shareholders approve, an amendment to the Cardinal Financial Corporation 2002 Equity Compensation Plan (the "Equity Plan"). The amendment increases the number of shares of Common Stock currently reserved for issuance under the Equity Plan from 2,420,000 to 3,170,000 (an increase of 750,000 shares). In addition, the term of the Equity Plan currently ends on May 29, 2012. The amendment extends the term until ten years from the date of the approval by our Board of Directors to increase the term of the Equity Plan, or February 16, 2021. There are no other changes to the Equity Plan.

        The Company's experience with stock options and other stock-based incentives has convinced the Board of Directors of their important role in recruiting and retaining officers, directors and employees with ability and initiative and in encouraging such persons to have a greater financial investment in the Company. The Board of Directors approved the amendment to the Equity Plan on February 16, 2011.

        The following summary provides a general description of the principal features of the Equity Plan.

General Information

        The Equity Plan authorizes the Compensation Committee of the Board of Directors to award Incentive Stock Options ("ISOs"), Non-Qualified Stock Options ("NQSOs"), stock appreciation rights ("SARs"), stock awards, phantom stock awards and performance share awards to directors, officers, key employees and consultants to the Company and its subsidiaries who are designated by the Compensation Committee. The Equity Plan currently authorizes the issuance of 2,420,000 shares of common stock.

        Shares are considered to be issued under the Equity Plan only when the shares are actually issued to a participant. Additionally, any shares tendered or withheld in payment of all or part of the exercise price of a stock option granted under the Equity Plan or in satisfaction of withholding tax obligations, and any shares forfeited or canceled in accordance with the terms of a grant or award under the Equity Plan will become available for issuance under new grants and awards under the Equity Plan.

        The Equity Plan provides that if there is a stock split, stock dividend or other event that affects the Company's capitalization, appropriate adjustments will be made in the number of shares that may be issued under the Equity Plan and in the number of shares and price in all outstanding grants and awards made before such event.

        As of February 28, 2011, the Company has made grants and awards as to 2,025,249 shares of Common Stock reserved for issuance under the Equity Plan, and issued 105,833 shares of Common Stock for options that have been exercised under the Equity Plan. These amounts reflect shares that have been forfeited or canceled in accordance with the terms of a grant or award or have been surrendered or withheld in satisfaction of tax withholding requirements. As a result, 288,918 shares of Common Stock remain available for grants and awards under the Equity Plan. On February 28, 2011, the closing price for a share of the Company's Common Stock on the Nasdaq National Market was $11.13.

        The following table sets forth information as of February 28, 2011, relating to all grants of stock options under the Equity Plan to (i) each of the named executive officers, (ii) all current executive officers as a group, (iii) all current directors who are not executive officers as a group and (iv) all employees, including all current officers who are not executive officers, as a group. The table does not include awards of Common Stock and restricted stock.

	Number of Securities Underlying Options Granted	Exercise or Base Price ($/Share)	Value of Unexercised In-the-Money Options at February 28, 2011 ($)(1)
Bernard H. Clineburg	840,926	4.60 - 11.35	2,353,639
Mark A. Wendel	25,000	11.16	—
Christopher W. Bergstrom	89,515	4.62 - 11.74	122,000
Alice P. Frazier	45,000	11.16 - 11.74	124,750
F. Kevin Reynolds	69,069	4.62 - 11.15	122,000
Executive Group	1,069,510	4.60 - 11.74	2,722,389
Non-Executive Director Group	144,750	7.56 - 11.35	178,555
Non-Executive Officer Employee Group	810,989	4.62 - 12.65	1,266,732

(1)
The value of in-the-money options was calculated by determining the difference between the closing price of a share of Common Stock as reported on the Nasdaq Global Select Market on February 28, 2011 and the exercise price of the options.

        The Company intends to continue to grant options to purchase shares of Common Stock under the Equity Plan to directors, eligible officers and key employees. The persons eligible to participate in the Equity Plan include the directors and officers of the Company and its subsidiaries and over 385 employees. No determination has been made as to which of the persons eligible to participate in the Equity Plan will receive awards under the Equity Plan in the future and, therefore, the future benefits to be allocated to any individual or to various groups of eligible participants are not presently determinable.

Grants and Awards under the Equity Plan

        The principal features of awards under the Equity Plan are summarized below.

        Stock Options.    The Equity Plan permits the grant of incentive stock options (ISOs) and non-qualified stock options. The exercise price for options will not be less than the fair market value of a share of Common Stock on the date of grant. Except for an adjustment in the case of a corporate reorganization, stock dividend or other similar events, the option price cannot be reduced (by amendment, cancellation or otherwise) after the date of grant. The period in which an option may be exercised is determined by the Committee on the date of grant, but will not exceed 10 years. Payment of the option exercise price may be in cash or, if the grant agreement provides, by "cashless exercise" or surrendering previously owned shares of Common Stock or the Company withholding shares of Common Stock upon exercise to the extent permitted under the applicable laws and regulations.

        Stock Appreciation Rights (SARs).    SARs may also be granted either independently or in combination with underlying stock options. Each SAR will entitle the holder upon exercise to receive the excess of the fair market value of a share of Common Stock at the time of exercise over the fair market value of a share of Common Stock on the date of grant of the SAR. SARs may be exercised at such times and subject to such conditions as may be prescribed by the administrator. The maximum period in which the SARs may be exercised will be fixed by the administrator at the time the SAR is granted, except that no SAR shall have a term of more than 10 years from the date of grant. At the discretion of the Committee, all or part of the payment in respect of a SAR may be in cash, shares of Common Stock or a combination thereof.

        Stock Awards.    The Committee may also authorize the grant of stock awards (i.e. shares of Common Stock). The stock award may be transferable or restricted for a set period of time or vest and become transferable upon the satisfaction of conditions set forth in the applicable award agreement. Restricted stock awards may be subject to forfeiture if, for example, the recipient's employment terminates before the award vests. During the period of restriction, holders of restricted stock will have voting rights and the right to receive dividends on their shares.

        Performance Shares.    The Committee may also award performance shares which entitle the participant to receive a payment equal to the fair market value of a specified number of shares of Common Stock if criteria performance objectives are satisfied. To the extent the performance share is earned, the Company's payment obligations may be settled in cash, shares of Common Stock or a combination of both.

        Stock Units.    The Committee may also award stock units, which is an award stated with reference to a number of shares of Common Stock. The award may entitle the recipient to receive, upon satisfaction of performance objectives, or other conditions set forth in the award agreement, cash, shares of Common Stock or a combination of both.

Transferability of Awards and Options

        The Equity Plan provides that if an award or option agreement allows, an award or non-granted option SAR (other than a SAR related to an ISO) may be transferred by a participant to the participant's children, grandchildren, spouse or one or more trusts for the benefit of such family members, or a partnership in which such family members are the only partners. The holder of an award or an option pursuant to such a transfer is bound by the same terms and conditions as was the participant who transferred the shares, provided however, that such transferee may not transfer the award or option except by will or the laws of descent and distribution.

Change of Control Provisions

        The Equity Plan provides that in the event of a "Change of Control" (as defined in the Equity Plan), all outstanding stock options and SARs will become fully exercisable performance shares will be earned and the restrictions applicable to outstanding stock awards will lapse. The Committee may also provide that upon a change of control stock options shall be assumed, or an equivalent stock option substituted, by any successor to the Company, or the holder may exercise all stock options.

Federal Income Tax Consequences

        The principal federal tax consequences to participants and to the Company of grants and awards under the Equity Plan are summarized below.

        Non-Qualified Stock Options.    Non-qualified stock options granted under the Equity Plan are not taxable to an optionee at grant but result in taxation at exercise, at which time the individual will recognize ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the Common Stock on the exercise date. The Company will be entitled to deduct a corresponding amount as a business expense in the year the optionee recognizes this income.

        Incentive Stock Options.    An employee will generally not recognize income on grant or exercise of an ISO; however, the amount by which the fair market value of the Common Stock at the time of exercise exceeds the option price is a required adjustment for purposes of the alternative minimum tax applicable to the employee. If the employee holds the Common Stock received upon exercise of the option for one year after exercise (and for two years from the date of grant of the option), any difference between the amount realized upon the disposition of the stock and the amount paid for the stock will be treated as long-term capital gain (or loss, if applicable) to the employee. If the employee exercises an ISO and satisfies these holding period requirements, the Company may not deduct any amount in connection with the ISO.

        Stock Appreciation Rights.    There are no immediate federal income tax consequences to an employee when a SAR is granted. Instead, the employee realizes ordinary income upon exercise of an SAR in an amount equal to the cash and/or the fair market value (on the date of exercise) of the shares of Common Stock received. The Company will be entitled to deduct the same amount as a business expense at the time.

        Stock Awards.    The federal income tax consequences of restricted stock awards depend on the restrictions imposed on the stock. Generally, the fair market value of the stock received will not be includable in the participant's gross income until such time as the stock is no longer subject to a substantial risk of forfeiture or becomes transferable. The employee may, however, make a tax election to include the value of the stock in gross income in the year of receipt despite such restrictions. Generally, the Company will be entitled to deduct the fair market value of the stock transferred to the employee as a business expense in the year the employee includes the compensation in income.

        Performance Shares.    A participant generally will not recognize taxable income upon the grant of performance shares. The participant, however, will recognize ordinary income when the participant receives payment of cash and/or shares of Common Stock for the performance shares. The amount included in the participant's income will equal the amount of cash and the fair market value of the shares of Common Stock received. The Company generally will be entitled to a corresponding tax deduction at the time the participant recognizes ordinary income with respect to phantom stock.

        Stock Units.    A participant generally will not recognize taxable income upon the award of stock units. The participant, however, will recognize ordinary income when the participant receives payment of cash and/or shares of Common Stock for the stock unit. The amount included in the participant's income will equal the amount of cash and the fair market value of the shares of Common Stock received. The Company generally will be entitled to a corresponding tax deduction at the time the participant recognizes ordinary income with respect to stock unit.

        Section 162(m) of the Internal Revenue Code places a $1 million annual limit on the deductible compensation of certain executives of publicly traded corporations. The limit, however, does not apply to "qualified performance-based compensation." The Company believes that grants of options and SARs under the Equity Plan will qualify for the performance-based compensation exception to the deductibility limit.

Other Information

        No grants or awards may be issued under the Equity Plan after February 16, 2021. The Board of Directors may amend or terminate the Equity Plan at any time, provided that no amendment will become effective until shareholder approval is obtained if the amendment increases the number of shares of Common Stock that may be issued under the Plan or the amendment changes the class of individuals eligible to become participants, or if such approval is required under any applicable law, rule or regulation.

        The following table sets forth information as of December 31, 2010, with respect to compensation plans under which shares of our Common Stock are authorized for issuance.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(1)
Equity Compensation Plans Approved by Shareholders
1999 Stock Plan	212,040	$4.56	—
2002 Equity Compensation Plan	1,985,249	$9.11	328,918
Equity Compensation Plans Not Approved by Shareholders(2)	—	—	—
Total	2,197,289	$8.67	328,918

(1)
Amounts exclude any securities to be issued upon exercise of outstanding options, warrants and rights.

(2)
The Company does not have any equity compensation plans that have not been approved by shareholders.

Vote Required

        The amendment to the Equity Plan must be approved by the affirmative vote of a majority of the votes cast on the proposal by holders of record of the Company's Common Stock.

        Abstentions and broker nonvotes are not considered votes cast and will not affect the outcome of the vote.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS APPROVE THE AMENDMENTS TO THE 2002 EQUITY COMPENSATION PLAN.

PROPOSAL 5
RATIFICATION OF INDEPENDENT AUDITORS

        The Audit Committee has appointed KPMG LLP as the Company's independent public accountant for the year ending December 31, 2011. KPMG LLP has acted as the Company's independent public accountant since 1997 and has reported on our financial statements for those periods. A representative of KPMG LLP is expected to be present at the Meeting, will have the opportunity to make a statement if he or she desire to do so and will be available to respond to appropriate questions.

        The Company is not required to obtain shareholder ratification or other approval of the retention of KPMG LLP as the Company's independent public accountant. As a matter of good corporate governance, the Board of Directors is requesting that the shareholders ratify the appointment of KPMG LLP as our independent public accountant for the year ending December 31, 2011.

        A majority of votes cast by the holders of shares of Common Stock is required for the ratification of the appointment of the independent auditors. If the appointment of KPMG LLP as our independent auditors is ratified, the Audit Committee may, in its discretion, change the appointment at any time during the year should it determine such a change would be in the best interest of the Company and our shareholders. If the shareholders, however, do not ratify the appointment, the Audit Committee will reconsider whether to retain KPMG LLP but may proceed with the retention of KPMG LLP if it deems it to be in the best interest of the Company and our shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANT FOR THE YEAR ENDING DECEMBER 31, 2011.

AUDIT INFORMATION

General

        The five members of the Audit Committee are independent as that term is defined in the listing standards of Nasdaq and by regulations of the SEC. The Audit Committee operates under a written charter that the Board of Directors has adopted.

Fees of Independent Public Accountants

        Audit Fees.    The aggregate amount of fees billed by KPMG LLP for professional services rendered for the audit of our annual financial statements for the fiscal years ended December 31, 2010 and 2009, and the review of the financial statements included in our Quarterly Reports on Form 10-Q for those fiscal years, were $432,250 and $340,000, respectively.

        Audit-Related Fees.    The aggregate amount of fees billed by KPMG LLP for professional services rendered for audit-related services was $28,000 and $130,000 for the fiscal years ended December 31, 2010 and 2009, respectively. During 2010, these services included the audit of our 401(k) Plan and the issuance of consents. During 2009, these services included the audit of our 401(k) Plan and the issuance of consents, including a comfort letter issued in relation to our secondary offering in May 2009.

        Tax Fees.    The aggregate amount of fees billed by KPMG LLP for professional services rendered in connection with the preparation of our tax returns for each of the fiscal years ended December 31, 2010 and 2009 was $50,000.

        All Other Fees.    There were no fees billed by KPMG LLP for any services that are not already reported above.

Audit Committee Pre-Approval Policies and Procedures

        It is the policy of the Audit Committee that our independent auditor may provide only those services that have been pre-approved by the Audit Committee. Unless a type of service to be provided by the independent auditor has received general pre-approval, it requires specific pre-approval by the Audit Committee. The term of any general pre-approval is twelve months from the date of pre-approval, unless the Audit Committee or a related engagement letter specifically provides for a different period. The Audit Committee will annually review and pre-approve the services that may be provided by the independent auditor without obtaining specific pre-approval.

        Requests or applications to provide services that require specific approval by the Audit Committee must be submitted to the Audit Committee by both the independent auditor and the Chief Financial Officer or Controller, and must include a joint statement as to whether, in their view, the request or application is consistent with the Securities and Exchange Commission's rules on auditor independence.

Audit Committee Report

        The Audit Committee is composed of five directors, each of whom is independent within the meaning of the listing standards of the Nasdaq Stock Market. The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee reviews its charter at least annually and revises it as necessary to ensure compliance with current regulatory requirements.

        Management is responsible for:

  •
  establishing and maintaining our internal control over financial reporting;

  •
  assessing the effectiveness of our internal control over financial reporting as of the end of each year;

  •
  the preparation, presentation and integrity of our consolidated financial statements; and

  •
  complying with laws and regulations and ethical business standards.

        Our independent registered public accounting firm is responsible for:

  •
  performing an independent audit of our consolidated financial statements and our internal control over financial reporting;

  •
  expressing an opinion as to the conformity of our consolidated financial statements with U.S. generally accepted accounting principles; and

  •
  expressing an opinion as to management's assessment of the effectiveness of our internal control over financial reporting and the effectiveness of our internal control over financial reporting.

        The Audit Committee is responsible for:

  •
  the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for us; and

  •
  monitoring, overseeing and reviewing our accounting and financial reporting processes.

        In this context, the Audit Committee has met and held discussions with management and KPMG LLP, our independent registered public accounting firm. Management represented to the Audit Committee that our consolidated financial statements for the year ended December 31, 2010 were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee has reviewed and discussed these consolidated financial statements with management and KPMG LLP, including the scope of the independent registered public accounting firm's responsibilities, critical accounting policies and practices used and significant financial reporting issues and judgments made in connection with the preparation of such financial statements.

        The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA Professional Standards Vol. 1, AU section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from KPMG LLP relating to the independence of that firm as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with KPMG LLP the firm's independence from us. Moreover, the Audit Committee has considered whether the provision of the audit services described above is compatible with maintaining the independence of the independent auditors.

        In addition, the Audit Committee has discussed with management its assessment of the effectiveness of internal control over financial reporting and has discussed with KPMG LLP its opinion as to both the effectiveness of our internal control over financial reporting and management's assessment thereof.

        Based upon its discussions with management and KPMG LLP and its review of the representations of management and the report of KPMG LLP to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission. By recommending to the Board of Directors that the audited consolidated financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or presentation of the information contained in the audited financial statements.

Audit Committee

J. Hamilton Lambert, Chairman B.G. Beck Michael A. Garcia William E. Peterson Alice M. Starr

ANNUAL REPORT AND FINANCIAL STATEMENTS

        A copy of our 2010 Annual Report to Shareholders and a copy of our Annual Report on Form 10-K for the year ended December 31, 2010 has been furnished to shareholders. Additional copies may be obtained by written request to the Secretary of the Company at the address indicated below. Such documents are not part of the proxy solicitation materials.

        UPON RECEIPT OF A WRITTEN REQUEST OF ANY PERSON WHO, ON THE RECORD DATE, WAS RECORD OWNER OF COMMON STOCK OR WHO REPRESENTS IN GOOD FAITH THAT HE OR SHE WAS ON SUCH DATE THE BENEFICIAL OWNER OF SUCH STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING OF SHAREHOLDERS, WE WILL FURNISH TO SUCH PERSON, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2009 AND THE EXHIBITS THERETO REQUIRED TO BE FILED WITH THE SEC UNDER THE SECURITIES EXCHANGE ACT OF 1934. ANY SUCH REQUEST SHOULD BE MADE IN WRITING TO JENNIFER L. DEACON, SECRETARY, CARDINAL FINANCIAL CORPORATION, AT 8270 GREENSBORO DRIVE, SUITE 500, MCLEAN, VIRGINIA 22102.

PROPOSALS FOR 2012 ANNUAL MEETING

        Under the regulations of the SEC, any shareholder desiring to make a proposal to be acted upon at the 2012 annual meeting of shareholders must cause such proposal to be received, in proper form, at our principal executive offices at 8270 Greensboro Drive, Suite 500, McLean, Virginia 22102, no later than November 18, 2011 in order for the proposal to be considered for inclusion in our Proxy Statement for that meeting. It is urged that any such proposals be sent by certified mail, return receipt requested.

        Our Bylaws also prescribe the procedures that a shareholder must follow to nominate directors or to bring other business before shareholders' meetings. Under the Bylaws, notice of a proposed nomination or a shareholder proposal meeting certain specified requirements must be received by us not less than 60 nor more than 90 days prior to any meeting of shareholders called for the election of directors, provided in each case that, if fewer than 70 days' notice of the meeting is given to shareholders, such written notice shall be received not later than the close of the 10th day following the day on which notice of the meeting was mailed to shareholders. Assuming a date of April 20, 2012 for the 2012 annual meeting of shareholders, we must receive any notice of nomination or other business no later than February 20, 2012 and no earlier than January 21, 2012.

        Our Bylaws require that the shareholder's notice set forth as to each nominee (i) the name, age, business address and residence address of such nominee, (ii) the principal occupation or employment of such nominee, (iii) the class and number of shares of the Company that are beneficially owned by such nominee, and (iv) any other information relating to such nominee that is required under federal securities laws to be disclosed in solicitations of proxies for the election of directors, or is otherwise required (including, without limitation, such nominee's written consent to being named in a proxy statement as nominee and to serving as a director if elected). Our Bylaws further require that the shareholder's notice set forth as to the shareholder giving the notice (i) the name and address of such shareholder and (ii) the class and amount of such shareholder's beneficial ownership of our capital stock. If the information supplied by the shareholder is deficient in any material aspect or if the foregoing procedure is not followed, the chairman of the annual meeting may determine that such shareholder's nomination should not be brought before the annual meeting and that such nominee shall not be eligible for election as a director of the Company. Any shareholder may obtain a copy of our Bylaws, without charge, upon written request to the Secretary of the Company.

OTHER MATTERS

        The Board of Directors is not aware of any matters to be presented for action at the meeting other than as set forth herein. However, if any other matters properly come before the Meeting, or any adjournment thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.

        This Proxy Statement is given pursuant to direction of the Board of Directors.

Jennifer L. Deacon Secretary

McLean, Virginia
March 17, 2011

 Exhibit A

CARDINAL FINANCIAL CORPORATION

COMPENSATION COMMITTEE CHARTER

        Organization—The board of directors shall have a compensation committee composed of three or more outside directors who are independent of the management of the corporation, not employed by the organization, and are free of any relationship that would interfere with their exercise of independent judgment as a committee member. Specifically, each member of the compensation committee must be (i) "independent" in accordance with the listing requirements of the Nasdaq Stock Market, (ii) a "non-employee director" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (iii) an "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

        Statement of Policy—The compensation committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community to ensure that the company's officers, key executives, and board members are compensated in accordance with the company's total compensation objectives and executive compensation policy. The committee shall advise, recommend, and approve compensation policies, strategies, and pay levels necessary to support organizational objectives.

        The compensation committee shall maintain free and open means of communication between the board of directors, the independent consultants, the internal human resources professionals, and the chief executive officer of the corporation.

        Responsibilities—The compensation committee's policies should remain flexible to react to changing conditions and to ensure the board of directors and shareholders that: (1) the achievement of the overall goals and objectives of the corporation can be supported by adopting an appropriate executive compensation policy and implementing it through an effective total compensation program, and (2) the total compensation program and practices of the corporation are designed with full consideration of all accounting, tax, securities law, and other regulatory requirements and are of the highest quality.

        The compensation committee shall:

  •
  Assist the organization in defining an executive total compensation policy that (1) supports the organization's overall business strategy and objectives, (2) attracts and retains key executives, (3) links total compensation with business objectives and organizational performance in good and bad times, and (4) provides competitive total compensation opportunities at a reasonable cost while enhancing shareholder value creation.

  •
  Act on behalf of the board of directors in setting executive compensation policy, administering compensation plans approved by the board of directors and shareholders, and making decisions or developing recommendations for the board of directors with respect to the compensation of company executives.

  •
  Review and approve the annual base salary levels, annual incentive opportunity levels, long-term incentive opportunity levels, executive perquisites, employment agreements (if and when appropriate), change in control provisions/agreements (if and when appropriate), benefits, and supplemental benefits of the chief executive officer, named executive officers as required under securities law, and other key executives of the organization.

  •
  Evaluate annually chief executive officer and other key executives' compensation levels and payouts against (1) pre-established performance goals and objectives, and (2) an appropriate peer group.

A-1

  •
  Review and comment on the corporation's strategic and financial plans to determine their relationship to the compensation program.

  •
  Review and assess performance target goals established before the start of the plan year and determine when performance goals have been achieved at the end of the plan year.

  •
  Administer the compensation program for the chief executive officer, named executive officers, and other key executives and ensure consistency with executive compensation policy.

  •
  Review and recommend for approval new incentive plans to the board of directors that are consistent with executive compensation policy, and monitor the appropriateness of payouts under alternative business scenarios.

  •
  Review the retirement plans of the organization and determine any differences between plan objectives, needs, and current benefit levels, approve any amendments, and review the results of the retirement plan investments for compliance with organization policies, tax law, Employee Retirement Income Security Act of 1974, as amended.

  •
  Review the group health care benefits provided against benefits provided by other organizations in the same industry, and evaluate the sharing of risk and funding for any self-administered benefits plans as well as the cost and effectiveness of plan administration.

  •
  Select independent compensation consultants to advise the compensation committee, when appropriate, while working with management and for the company.

  •
  Review the management succession program. If succession responsibility is delegated to another committee, the compensation committee should coordinate closely with that committee.

  •
  Assume responsibility for determining outside directors' pay components (retainers, fees, long term incentive plans, benefits, and perquisites).

  •
  Keep abreast of current developments in executive compensation outside the company, and review, with the assistance of appropriate corporate personnel or independent consultants, the impact of tax, accounting and regulatory requirements on executive compensation.

  •
  Review and discuss with the company's management the Compensation Discussion and Analysis (CD&A) required by the Securities and Exchange Commission.

  •
  Determine, based on its review and discussion of the CD&A with management, whether to recommend to the board of directors that the CD&A be included in the company's proxy statement for the annual meeting of shareholders or annual report on Form 10-K.

  •
  Provide the required report over the names of the members of the compensation committee for inclusion in the company's proxy statement for the annual meeting of shareholders or annual report on Form 10-K.

        The compensation committee must distinguish its oversight responsibility from involvement in the company's day-to-day management and the conduct of any independent compensation reviews. The committee must not be considered an adversary of management, rather it is part of the corporation's governance and oversight process.

        The committee must work with management in accordance with its charter to demonstrate a clear relationship of pay levels to organization performance and returns to shareholders. The compensation committee will always be mindful of the fact that compensation structures not properly aligned with organizational objectives become a barrier to the organization's effectiveness in delivering sustainable returns to shareholders.

        This charter shall not be construed in a manner that imposes, upon the compensation committee or its members, additional duties and responsibilities or a higher standard of conduct or care than that imposed upon directors or committees of boards of directors generally, pursuant to applicable law.

A-2

 Exhibit B

CARDINAL FINANCIAL CORPORATION

2002 EQUITY COMPENSATION PLAN

(as amended and restated effective February 16, 2011)

CARDINAL FINANCIAL CORPORATION
2002 Equity Compensation Plan
As Amended and Restated Effective February 16, 2011

Table of Contents

ARTICLE I DEFINITIONS		B-1
1.01.	Administrator	B-1
1.02.	Agreement	B-1
1.03.	Award	B-1
1.04.	Board	B-1
1.05.	Change in Control	B-1
1.06.	Change in Control Price	B-1
1.07.	Code	B-1
1.08.	Committee	B-1
1.09.	Common Stock	B-2
1.10.	Control Change Date	B-2
1.11.	Corporation	B-2
1.12.	Corresponding SAR	B-2
1.13.	Exchange Act	B-2
1.14.	Fair Market Value	B-2
1.15.	Incentive Stock Option	B-2
1.16.	Initial Value	B-2
1.17.	Non-Qualified Stock Option	B-2
1.18.	Option	B-2
1.19.	Participant	B-3
1.20.	Performance Shares	B-3
1.21.	Plan	B-3
1.22.	SAR	B-3
1.23.	Stock Award	B-3
1.24.	Stock Unit	B-3
1.25.	Subsidiary	B-3
ARTICLE II PURPOSES		B-4
ARTICLE III ADMINISTRATION		B-5
ARTICLE IV ELIGIBILITY		B-6
ARTICLE V STOCK SUBJECT TO PLAN		B-7
5.01.	Shares Issued	B-7
5.02.	Aggregate Limit	B-7
5.03.	Reallocation of Shares	B-7
ARTICLE VI OPTIONS		B-8
6.01.	Award	B-8
6.02.	Option Price	B-8
6.03.	Maximum Option Period	B-8
6.04.	Nontransferability	B-8
6.05.	Transferable Options	B-8
6.06.	Employee Status	B-8
6.07.	Exercise	B-9

i

6.08.	Payment	B-9
6.09.	Change in Control	B-9
6.10.	Shareholder Rights	B-9
6.11.	Disposition of Stock	B-9
ARTICLE VII SARS		B-10
7.01.	Award	B-10
7.02.	Maximum SAR Period	B-10
7.03.	Nontransferability	B-10
7.04.	Transferable SARs	B-10
7.05.	Exercise	B-10
7.06.	Change in Control	B-11
7.07.	Employee Status	B-11
7.08.	Settlement	B-11
7.09.	Shareholder Rights	B-11
ARTICLE VIII STOCK AWARDS		B-12
8.01.	Award	B-12
8.02.	Vesting	B-12
8.03.	Employee Status	B-12
8.04.	Change in Control	B-12
8.05.	Shareholder Rights	B-12
ARTICLE IX PERFORMANCE SHARE AWARDS		B-13
9.01.	Award	B-13
9.02.	Earning the Award	B-13
9.03.	Payment	B-13
9.04.	Shareholder Rights	B-13
9.05.	Nontransferability	B-13
9.06.	Transferable Performance Shares	B-13
9.07.	Employee Status	B-14
9.08.	Change in Control	B-14
ARTICLE X STOCK UNITS		B-15
10.01.	Award	B-15
10.02.	Earning the Award	B-15
10.03.	Payment	B-15
10.04.	Nontransferability	B-15
10.05.	Shareholder Rights	B-15
10.06.	Change in Control	B-15
ARTICLE XI ADJUSTMENT UPON CHANGE IN COMMON STOCK		B-16
ARTICLE XII COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES		B-17
ARTICLE XIII GENERAL PROVISIONS		B-18
13.01.	Effect on Employment and Service	B-18
13.02.	Unfunded Plan	B-18
13.03.	Rules of Construction	B-18
13.04.	Tax Withholding	B-18
ARTICLE XIV AMENDMENT		B-19
ARTICLE XV DURATION OF PLAN		B-20
ARTICLE XVI EFFECTIVE DATE OF PLAN		B-21

ii

 ARTICLE I
DEFINITIONS

1.01.  Administrator

        Administrator means the Committee and any delegate of the Committee that is appointed in accordance with Article III. Notwithstanding the preceding sentence, "Administrator" means the Board on any date on which there is not a Committee.

1.02.  Agreement

        Agreement means a written agreement (including any amendment or supplement thereto) between the Corporation and a Participant specifying the terms and conditions of an Award granted to such Participant.

1.03.  Award

        Award means an award of Performance Shares, a Stock Award, Stock Unit, Option or SAR granted to a Participant.

1.04.  Board

        Board means the Board of Directors of the Corporation.

1.05.  Change in Control

        Change in Control means a change in control of the Corporation of a nature that would be required to be reported (assuming such event has not been previously reported) in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act (or a successor provision thereto), provided that, without limitation, a Change in Control shall be deemed to have occurred at such time after May 29, 2002 as (i) any "person", within the meaning of Section 14(d) of the Exchange Act, becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 50% or more of the combined voting power of the Corporation's then outstanding securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof unless the election or the nomination for election, by the Corporation's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

1.06.  Change in Control Price

        Change in Control Price means the higher of (i) the mean of the high and low trading prices for the Corporation's Common Stock on the Stock Exchange on the date of determination of the Change in Control or (ii) the higher price per share actually paid for the Common Stock in connection with the Change in Control of the Corporation.

1.07.  Code

        Code means the Internal Revenue Code of 1986, and any amendments thereto.

1.08.  Committee

        Committee means the Compensation Committee of the Board.

1.09.  Common Stock

        Common Stock means the common stock of the Corporation.

1.10.  Control Change Date

        Control Change Date means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the Control Change Date is the date of the last of such transactions.

1.11.  Corporation

        Corporation means Cardinal Financial Corporation.

1.12.  Corresponding SAR

        Corresponding SAR means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Corporation, unexercised, of that portion of the Option to which the SAR relates.

1.13.  Exchange Act

        Exchange Act means the Securities Exchange Act of 1934, as amended from time to time.

1.14.  Fair Market Value

        Fair Market Value means, on any given date, the reported "closing" price of a share of Common Stock on the NASDAQ National Market System or the Principal Stock Exchange on which the Common Stock is traded, or if the Common Stock was not so traded on such day, then on the next preceding day that the Common Stock was so traded.

1.15.  Incentive Stock Option

        Incentive Stock Option means an Option which qualifies and is intended to qualify as an Incentive Stock Option under Section 422 of the Code.

1.16.  Initial Value

        Initial Value means, with respect to a Corresponding SAR, the Option price per share of the related Option and, with respect to an SAR granted independently of an Option, the price per share of Common Stock as determined by the Administrator on the date of the grant; provided, however, that the price per share of Common Stock encompassed by the grant of an SAR shall not be less than the Fair Market Value on the date of grant.

1.17.  Non-Qualified Stock Option

        Non-Qualified Stock Option means an Option other than an Incentive Stock Option.

1.18.  Option

        Option means a stock option that entitles the holder to purchase from the Corporation a stated number of shares of Common Stock at the price set forth in an Agreement.

1.19.  Participant

        Participant means a key employee of the Corporation or a Subsidiary or a member of the Board or the board of directors of a Subsidiary or a consultant to the Corporation or a Subsidiary who satisfies the requirements of Article IV and is selected by the Administrator to receive an Award.

1.20.  Performance Shares

        Performance Shares means an Award, in the amount determined by the Administrator and specified in an Agreement, stated with reference to a specified number of shares of Common Stock, that entitles the holder to receive a payment for each specified share equal to the Fair Market Value of Common Stock on the date of payment.

1.21.  Plan

        Plan means the Cardinal Financial Corporation 2002 Equity Compensation Plan.

1.22.  SAR

        SAR means a stock appreciation right that entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess, if any, of the Fair Market Value at the time of exercise over the Initial Value. References to "SARs" include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

1.23.  Stock Award

        Stock Award means Common Stock awarded to a Participant under Article VIII.

1.24.  Stock Unit

        Stock Unit means an Award, in an amount determined by the Administrator and specified in an Agreement, stated with reference to a specified number of shares of Common Stock, that entitled the holder to receive a payment for each Stock Unit equal to the Fair Market Value of a share of Common Stock on the date of payment.

1.25.  Subsidiary

        Subsidiary means a Corporation or other business entity that the Corporation directly or indirectly, through one or more intermediaries, controls fifty percent (50%) or more of the voting equity of such corporation.

 ARTICLE II
PURPOSES

        The Plan is intended to assist the Corporation and Subsidiaries in recruiting and retaining individuals with ability and initiative by enabling such persons to participate in the future success of the Corporation and its Subsidiaries and to associate their interests with those of the Corporation and its shareholders. The Plan is intended to permit the grant of Incentive Stock Options and Non-Qualified Stock Options, and the grant of SARs, Stock Awards, Stock Units and Performance Shares. No Option that is intended to be an Incentive Stock Option shall be invalid for failure to qualify as an Incentive Stock Option. The proceeds received by the Corporation from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.

 ARTICLE III
ADMINISTRATION

        The Plan shall be administered by the Administrator. The Administrator shall have authority to grant Awards upon such terms (not inconsistent with the provisions of this Plan), as the Administrator may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of a Stock Award or an award of Performance Shares or Stock Units, including by way of example and not of limitation, requirements that the Participant complete a specified period of employment or service with the Corporation or a Subsidiary, requirements that the Corporation achieve a specified level of financial performance or that the Corporation achieve a specified level of financial return. Notwithstanding any such conditions, the Administrator may, in its discretion, accelerate the time at which any Option or SAR may be exercised, or the time at which a Stock Award may become transferable or nonforfeitable or both, or the time at which an award of Performance Shares or Stock Units may be settled. In addition, the Administrator shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator in connection with the administration of this Plan shall be final and conclusive. Neither the Administrator nor any member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement or Award. All expenses of administering this Plan shall be borne by the Corporation, a Subsidiary or a combination thereof.

        The Committee, in its discretion, may delegate to one or more officers of the Corporation all or part of the Committee's authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee's delegate or delegates that were consistent with the terms of the Plan.

 ARTICLE IV
ELIGIBILITY

        Any key employee of the Corporation, any member of the Board, any employee or director of a Subsidiary (including a corporation that becomes a Subsidiary after the adoption of this Plan), or any consultant or advisor to the Company or a Subsidiary is eligible to participate in this Plan if the Administrator, in its sole discretion, determines that such person has contributed or can be expected to contribute to the profits or growth of the Corporation or a Subsidiary.

 ARTICLE V
STOCK SUBJECT TO PLAN

5.01.  Shares Issued

        Upon the award of shares of Common Stock pursuant to a Stock Award or in settlement of an award of Stock Units or Performance Shares, the Corporation may issue shares of Common Stock from its authorized but unissued Common Stock. Upon the exercise of any Option or SAR the Corporation may deliver to the Participant (or the Participant's broker if the Participant so directs), shares of Common Stock from its authorized but unissued Common Stock.

5.02.  Aggregate Limit

        The maximum aggregate number of shares of Common Stock that may be issued under this Plan, pursuant to the exercise of SARs and Options, the grant of Stock Awards and the settlement of Performance Shares or Stock Units is 3,170,000 shares. The maximum aggregate number of Shares that may be issued under this Plan as Options is 3,170,000. The maximum aggregate number of shares that may be issued under this Plan and the maximum number of shares that may be issued pursuant to the exercise of Options shall be subject to adjustment as provided in Article XI.

5.03.  Reallocation of Shares

        If an Option is terminated, in whole or in part, for any reason other than its exercise or the exercise of a Corresponding SAR, the number of shares of Common Stock allocated to the Option or portion thereof may be reallocated to other Awards to be granted under this Plan. If an SAR is terminated, in whole or in part, for any reason other than its exercise or the exercise of a related Option, the number of shares of Common Stock allocated to the SAR or portion thereof may be reallocated to other Awards to be granted under this Plan. If Stock Unit or an award of Performance Shares is terminated, in whole or in part, the number of shares of Common Stock allocated to the Stock Unit or Performance Shares, or portion thereof, may be reallocated to other Awards to be granted under this Plan. If a Stock Award is forfeited or terminated, in whole or in part, for any reason, the number of shares of Common Stock allocated to the Stock Award or portion thereof may be reallocated to other Awards to be granted under this Plan. If shares of Common Stock are surrendered or withheld in satisfaction of tax withholding requirements the number of shares surrendered or withheld may be reallocated to other Awards to be granted under this Plan.

 ARTICLE VI
OPTIONS

6.01.  Award

        In accordance with the provisions of Article IV, the Administrator will designate each individual to whom an Option is to be granted and will specify the number of shares of Common Stock covered by each such award.

6.02.  Option Price

        The price per share for Common Stock purchased on the exercise of an Option shall be determined by the Administrator on the date of grant, but shall not be less than the Fair Market Value on the date the Option is granted. Except for an adjustment authorized under Article XII, the Option price may not be reduced (by amendment or cancellation of the Option or otherwise) after the date of grant.

6.03.  Maximum Option Period

        The maximum period in which an Option may be exercised shall be ten years from the date such Option was granted. The terms of any Option may provide that it has a term that is less than such maximum period.

6.04.  Nontransferability

        Except as provided in Section 6.05, each Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any transfer of an Option (by the Participant or his transferee), the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities. Except as provided in Section 6.05, during the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

6.05.  Transferable Options

        Section 6.04 to the contrary notwithstanding, and if the Agreement provides, a Non-Qualified Stock Option may be transferred by a Participant to the Participant's children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Securities Exchange Commission Rule 16b-3 as in effect from time to time. The holder of an Option transferred pursuant to this section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Option except by will or the laws of descent and distribution. In the event of any transfer of an Option (by the Participant or his transferee), the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities.

6.06.  Employee Status

        For purposes of determining the applicability of Section 422 of the Code (relating to Incentive Stock Options), or in the event that the terms of any Option provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

6.07.  Exercise

        Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that Incentive Stock Options (granted under the Plan and all plans of the Corporation and its Related Entities) may not be first exercisable in a calendar year for stock having a Fair Market Value (determined as of the date an Option is granted) exceeding the limit prescribed by Section 422(d) of the Code. An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option. The exercise of an Option shall result in the termination of any Corresponding SAR to the extent of the number of shares with respect to which the Option is exercised.

6.08.  Payment

        Unless otherwise provided by the Agreement, payment of the Option price shall be made in cash or a cash equivalent acceptable to the Administrator. Subject to rules established by the Administrator, payment of all or part of the Option price may be made with shares of Common Stock which have been owned by the Participant for at least six months and which have not been used for another Option exercise during the prior six months. If Common Stock is used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined as of the day preceding the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised.

6.09.  Change in Control

        Section 6.07 to the contrary notwithstanding, each outstanding Option shall be fully exercisable (in whole or in part at the discretion of the holder) upon a Change in Control and in the discretion of the Committee, (i) the Options shall be assumed, or an equivalent option substituted, by any successor corporation to the Corporation, or (ii) the Corporation shall make provisions for the Participant to exercise the Options for a minimum of ten (10) days prior to the Change in Control as to all shares subject to the Options. An Option that becomes exercisable pursuant to this Section 6.09 shall remain exercisable thereafter in accordance with the terms of the Agreement.

6.10.  Shareholder Rights

        No Participant shall have any rights as a shareholder with respect to shares subject to his Option until the date of exercise of such Option.

6.11.  Disposition of Stock

        A Participant shall notify the Corporation of any sale or other disposition of Common Stock acquired pursuant to an Option that was an Incentive Stock Option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of the Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Corporation.

 ARTICLE VII
SARS

7.01.  Award

        In accordance with the provisions of Article IV, the Administrator will designate each individual to whom SARs are to be granted and will specify the number of shares covered by each such award. No Participant may be granted Corresponding SARs (under all Incentive Stock Option plans of the Corporation and its Affiliates) that are related to Incentive Stock Options which are first exercisable in any calendar year for stock having an aggregate Fair Market Value (determined as of the date the related Option is granted) that exceeds the limit prescribed by Section 422(d) of the Code.

7.02.  Maximum SAR Period

        The maximum period in which an SAR may be exercised shall be ten years from the date such SAR was granted. The terms of any SAR may provide that it has a term that is less than such maximum period.

7.03.  Nontransferability

        Except as provided in Section 7.04, each SAR granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer, a Corresponding SAR and the related Option must be transferred to the same person or persons or entity or entities. Except as provided in Section 7.04, during the lifetime of the Participant to whom the SAR is granted, the SAR may be exercised only by the Participant. No right or interest of a Participant in any SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

7.04.  Transferable SARs

        Section 7.03 to the contrary notwithstanding, if the Agreement provides, an SAR, other than a Corresponding SAR that is related to an Incentive Stock Option, may be transferred by a Participant to the Participant's children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Securities Exchange Commission Rule 16b-3 as in effect from time to time. The holder of an SAR transferred pursuant to this section shall be bound by the same terms and conditions that governed the SAR during the period that it was held by the Participant; provided, however, that such transferee may not transfer the SAR except by will or the laws of descent and distribution. In the event of any transfer of a Corresponding SAR (by the Participant or his transferee), the Corresponding SAR and the related Option must be transferred to the same person or person or entity or entities.

7.05.  Exercise

        Subject to the provisions of this Plan and the applicable Agreement, an SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that a Corresponding SAR that is related to an Incentive Stock Option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the option price of the related Option. An SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised. A partial exercise of an SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the SAR. The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares with respect to which the SAR is exercised.

7.06.  Change in Control

        Section 7.05 to the contrary notwithstanding, each outstanding SAR shall be fully exercisable (in whole or in part at the discretion of the holder) upon a Change in Control and (i) the Corporation shall make payment to Participants with respect to SARs in cash in an amount equal to the appreciation in value of the SAR from the Initial Value to the price as of the date of the Change in Control; (ii) such cash payments to Participants shall be due and payable, and shall be paid by the Corporation, immediately upon the occurrence of such Change in Control; and (iii) after the payment provided for in (ii) above, Participants shall have no further rights under SARs outstanding at the time of such Change in Control.

7.07.  Employee Status

        If the terms of any SAR provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

7.08.  Settlement

        At the Administrator's discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Common Stock, or a combination of cash and Common Stock. No fractional share will be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.

7.09.  Shareholder Rights

        No Participant shall, as a result of receiving an SAR, have any rights as a shareholder of the Corporation until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Common Stock.

 ARTICLE VIII
STOCK AWARDS

8.01.  Award

        In accordance with the provisions of Article IV, the Administrator will designate each individual to whom a Stock Award is to be made and will specify the number of shares of Common Stock covered by each such award.

8.02.  Vesting

        The Administrator, on the date of the award, may prescribe that a Participant's rights in a Stock Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement. By way of example and not of limitation, the restrictions may postpone transferability of the shares or may provide that the shares will be forfeited if the Participant separates from the service of the Corporation and its Subsidiaries before the expiration of a stated period or if the Corporation, a Subsidiary, the Corporation and its Subsidiaries or the Participant fails to achieve stated performance objectives. The Administrator, in its discretion, may waive the requirements for vesting or transferability for all or part of the shares subject to a Stock Award in connection with a Participant's termination of employment or service.

8.03.  Employee Status

        In the event that the terms of any Stock Award provide that shares may become transferable and nonforfeitable thereunder only after completion of a specified period of employment or service, the Administrator may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

8.04.  Change in Control

        Sections 8.02 and 8.03 to the contrary notwithstanding, each outstanding Stock Award shall be transferable and nonforfeitable upon a Change in Control, except that if, upon the advice of counsel to the Corporation, shares of Common Stock cannot lawfully be issued without restriction, then the Corporation shall make payment to Participants in cash in an amount equal to the Change in Control Price of the Common Stock that otherwise would have been issued; and (i) such cash payments to Participants shall be due and payable, and shall be paid by the Corporation, immediately upon the occurrence of such Change in Control; and (ii) after the payment provided for in (i) above, Participants shall have no further rights under Stock Awards outstanding at the time of such Change in Control of the Corporation.

8.05.  Shareholder Rights

        Prior to their forfeiture (in accordance with the applicable Agreement and while the shares of Common Stock granted pursuant to the Stock Award may be forfeited or are nontransferable), and if the Agreement so provides, a Participant will have all the rights of a shareholder with respect to a Stock Award, including the right to receive dividends and vote the shares; provided, however, that during such period (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares of Common Stock granted pursuant to a Stock Award, (ii) the Corporation shall retain custody of the certificates evidencing shares of Common Stock granted pursuant to a Stock Award, and (iii) the Participant will deliver to the Corporation a stock power, endorsed in blank, with respect to each Stock Award. The limitations set forth in the preceding sentence shall not apply after the shares of Common Stock granted under the Stock Award are transferable and are no longer forfeitable.

 ARTICLE IX
PERFORMANCE SHARE AWARDS

9.01.  Award

        In accordance with the provisions of IV, the Administrator will designate each individual to whom an Award of Performance Shares is to be made and will specify the number of shares of Common Stock covered by each such Award.

9.02.  Earning the Award

        The Administrator, on the date of the grant of an Award, shall prescribe that the Performance Shares, or a portion thereof, will be earned, and the Participant will be entitled to receive payment pursuant to the Award of Performance Shares, only upon the satisfaction of performance objectives or such other criteria as may be prescribed by the Administrator and set forth in the Agreement. By way of example and not of limitation, the performance objectives or other criteria may provide that the Performance Shares will be earned only if the Participant remains in the employ or service of the Corporation or a Subsidiary for a stated period or that the Corporation, a Subsidiary, the Corporation and its Subsidiaries or the Participant achieve stated objectives. Notwithstanding the preceding sentences of this Section 9.02, the Administrator, in its discretion, may reduce the duration of the performance period and may adjust the performance objectives for outstanding Performance Shares in connection with a Participant's termination of employment or service.

9.03.  Payment

        In the discretion of the Administrator, the amount payable when an Award of Performance Shares is earned may be settled in cash, by the issuance of Common Stock or a combination of cash and Common Stock. A fractional share shall not be deliverable when an Award of Performance Shares is earned, but a cash payment will be made in lieu thereof.

9.04.  Shareholder Rights

        No Participant shall, as a result of receiving an Award of Performance Shares, have any rights as a shareholder until and to the extent that the Award of Performance Shares is earned and settled by the issuance of Common Stock. After an Award of Performance Shares is earned, if settled completely or partially in Common Stock, a Participant will have all the rights of a shareholder with respect to such Common Stock.

9.05.  Nontransferability

        Except as provided in Section 9.06, Performance Shares granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. No right or interest of a Participant in any Performance Shares shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

9.06.  Transferable Performance Shares

        Section 9.05 to the contrary notwithstanding, if the Agreement provides, an Award of Performance Shares may be transferred by a Participant to the Participant's children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Securities Exchange Commission Rule 16b-3 as in effect from time to time. The holder of Performance Shares transferred pursuant to this section shall be bound by the same terms and conditions that governed the Performance Shares during the period that they were held by the Participant; provided, however that such transferee may not transfer Performance Shares except by will or the laws of descent and distribution.

9.07.  Employee Status

        In the event that the terms of any Performance Share Award provide that no payment will be made unless the Participant completes a stated period of employment or service, the Administrator may decide to what extent leaves of absence for government or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

9.08.  Change in Control

        Section 9.02 to the contrary notwithstanding, each outstanding Performance Share Award shall be earned upon a Change in Control and Participants shall be entitled to a pro-rata portion of their Performance Share Award, calculated by multiplying the total Award by a fraction, the numerator of which is the number of months elapsed in the performance period (as defined in the Agreement) and the denominator of which is the total length of the performance period defined in the Agreement. The amount payable for Performance Shares that are earned pursuant to this Section 9.08 shall be settled in cash or Common Stock or a combination of cash and Common Stock as determined by the Administrator in its discretion as soon as practicable after the Change in Control Date.

 ARTICLE X
STOCK UNITS

10.01.  Award

        In accordance with the provisions of Article IV, the Administrator will designate individual to whom an Award of Stock Units is to be made and will specify the number of Stock Units covered by such Awards.

10.02.  Earning the Award

        The Administrator, on the date of grant of the Award, may prescribe that the Stock Units or a portion thereof, will be earned only upon, and the Participant will be entitled to receive a payment pursuant to the Award of Stock Units, only upon the satisfaction of performance objectives or such other criteria as may be prescribed by the Administrator and set forth in the Agreement. By way of example and not of limitation, the performance objectives or other criteria may provide that the Stock Units will be earned only if the Participant remains in the employ or service of the Corporation or a Subsidiary for a stated period or that the Corporation, a Subsidiary, the Corporation and its Subsidiaries or the Participant achieve stated objectives. Notwithstanding the preceding sentences of this Section 10.02, the Administrator, in its discretion, may reduce the duration of the performance period and may adjust the performance objectives for outstanding Stock Units in connection with a Participant's termination of employment or service.

10.03.  Payment

        In accordance with the Agreement, the amount payable when an award of Stock Units is earned may be settled in cash, Common Stock or a combination of cash and Common Stock. A fractional share shall not be deliverable when an Award of Stock Units is earned, but a cash payment will be made in lieu thereof.

10.04.  Nontransferability

        A Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of a Stock Unit Award other than by will or the laws of descent and distribution. The limitations set forth in the preceding sentence shall not apply to Common Stock issued as payment pursuant to a Stock Unit Award.

10.05.  Shareholder Rights

        No Participant shall, as a result of receiving a Stock Unit Award, have any rights as a shareholder of the Company or Subsidiary until and to the extent that the Stock Units are earned and settled in shares of Common Stock. After Stock Units are earned and settled in shares of Common Stock, a Participant will have all the rights of a shareholder with respect to such shares.

10.06.  Change in Control

        Section 10.02 to the contrary notwithstanding, each Stock Unit shall be earned in its entirety as of a Control Change Date without regard to whether any condition to which the award is subject have been met.

 ARTICLE XI
ADJUSTMENT UPON CHANGE IN COMMON STOCK

        The maximum number of shares as to which Awards may be granted under this Plan; and the terms of outstanding Awards; and the per individual limitations on the number of shares of Common Stock for which Awards may be granted shall be adjusted as the Committee shall determine to be equitably required in the event that (a) the Corporation (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Section 424 of the Code applies, (b) there occurs any other event which, in the judgment of the Committee necessitates such action or (c) there is a Change in Control. Any determination made under this Article XI by the Committee shall be final and conclusive.

        The issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which Awards may be granted, the per individual limitations on the number of shares of Common Stock for which Awards may be granted or the terms of outstanding Awards.

        The Committee may make Awards in substitution for performance shares, phantom shares, stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Corporation or a Subsidiary in connection with a transaction or event described in the first paragraph of this Article XI. Notwithstanding any provision of the Plan (other than the limitation of Section 5.02), the terms of such substituted Awards shall be as the Committee, in its discretion, determines is appropriate.

 ARTICLE XII
COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

        No Option or SAR shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Corporation is a party, and the rules of all domestic stock exchanges on which the Corporation's shares may be listed. The Corporation shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock when a Stock Award is granted, a Performance Share or Stock Unit is settled or for which an Option or SAR is exercised may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations. No Option or SAR shall be exercisable, no Stock Award, Stock Unit or Performance Share shall be granted, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Corporation has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.

 ARTICLE XIII
GENERAL PROVISIONS

13.01.  Effect on Employment and Service

        Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any individual any right to continue in the employ or service of the Corporation or a Subsidiary or in any way affect any right or power of the Corporation or a Subsidiary to terminate the employment or service of any individual at any time with or without assigning a reason therefore.

13.02.  Unfunded Plan

        The Plan, insofar as it provides for grants, shall be unfunded, and the Corporation shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Corporation to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Corporation shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Corporation.

13.03.  Rules of Construction

        Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

13.04.  Tax Withholding

        Each Participant shall be responsible for satisfying any income and employment tax withholding obligation attributable to participation in this Plan. In accordance with procedures established by the Administrator, a Participant may surrender shares of Common Stock, or receive fewer shares of Common Stock than otherwise would be issuable, in satisfaction of all or part of that obligation.

 ARTICLE XIV
AMENDMENT

        The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if (i) the amendment increases the aggregate number of shares of Common Stock that may be issued under the Plan (other than an adjustment pursuant to Article XI) or (ii) the amendment changes the class of individuals eligible to become Participants. No amendment shall, without a Participant's consent, adversely affect any rights of such Participant under any Award outstanding at the time such amendment is made.

 ARTICLE XV
DURATION OF PLAN

        No Awards may be granted under this Plan more than ten years after February 16, 2021. Awards granted before that date shall remain valid in accordance with their terms.

 ARTICLE XVI
EFFECTIVE DATE OF PLAN

        Options, SARs, Stock Units and Performance Shares may be granted under this Plan upon its adoption by the Board, provided that no Option, SAR, Stock Units or Performance Shares shall be effective or exercisable unless this Plan is approved by a majority of the votes cast by the Corporation's shareholders, voting either in person or by proxy, at a duly held shareholders' meeting at which a quorum is present or by unanimous consent. Stock Awards may be granted under this Plan, upon the later of its adoption by the Board or its approval by shareholders in accordance with the preceding sentence.

[PROXY CARD]

Cardinal Financial Corporation

Proxy Solicited on Behalf of The Board of Directors

The undersigned hereby appoints Mark A. Wendel and Jennifer L. Deacon, jointly and severally, proxies, with full power to act alone, and with full power of substitution, to represent the undersigned and to vote on all matters as may properly be brought before such meeting, all shares of Common Stock that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Cardinal Financial Corporation, a Virginia corporation, to be held at the Fair Lakes Hyatt, 12777 Fair Lakes Circle, Fairfax, Virginia, on Friday, April 15, 2011 at 10:00 A.M., local time, or any adjournments thereof, for the following purposes:

(Continued and to be dated and signed on other side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS.  PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Annual Meeting of Shareholders of

CARDINAL FINANCIAL CORPORATION

April 15, 2011

Please Detach and Mail in the Envelope Provided

☒	Please mark your votes as in this example

		FOR nominees listed at right (except as written on the line below)	WITHHOLD AUTHORITY to vote for all nominees listed at right
1.	Elect as directors the four persons listed as nominees for terms expiring in 2014.	☐	☐	Nominees: 2014 William G. Buck Sidney O. Dewberry Alan G. Merten William E. Peterson

(INSTRUCTION: To withhold authority to vote for any individual nominee(s) listed at right, write that nominee’s name on the space provided below.)

		FOR		AGAINST	ABSTAIN
2.	Advisory vote on executive compensation.	☐		☐	☐

		ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN
3.	Advisory vote on the frequency of the advisory vote on executive compensation.	☐	☐	☐	☐

		FOR		AGAINST	ABSTAIN
4.	Approve amendment to the Company’s 2002 Equity Compensation Plan.	☐		☐	☐

		FOR		AGAINST	ABSTAIN
5.	Ratify the appointment of KPMG LLP as the Company’s independent auditors for 2011.	☐		☐	☐

6.	To transact such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER.  IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSALS 2, 4, AND 5 AND FOR HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY YEAR.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY

Signature	Signature	Printed Name
Dated:

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To Be Held on April 15, 2011
CARDINAL FINANCIAL CORPORATION PROXY STATEMENT
PROPOSAL 1 ELECTION OF DIRECTORS
Actual vs. Target Performance Goals Attainment For the year ended December 31, 2010
Summary Compensation Table
All Other Compensation Table
Grants of Plan-Based Awards Fiscal Year 2010
Outstanding Equity Awards at Fiscal Year-End 2010
Option Exercises and Stock Vested Fiscal Year 2010
Pension Benefits—Fiscal Year 2010
Nonqualified Deferred Compensation Fiscal Year 2010
Potential Payments Upon Termination of Employment or Change-in-Control
PROPOSAL 2 ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL 3 ADVISORY VOTE ON THE FREQUENCY
PROPOSAL 4 APPROVAL OF AN AMENDMENT TO THE
PROPOSAL 5 RATIFICATION OF INDEPENDENT AUDITORS
  Exhibit A
CARDINAL FINANCIAL CORPORATION COMPENSATION COMMITTEE CHARTER
  Exhibit B
CARDINAL FINANCIAL CORPORATION 2002 EQUITY COMPENSATION PLAN (as amended and restated effective February 16, 2011)
Table of Contents
ARTICLE I DEFINITIONS
ARTICLE II PURPOSES
ARTICLE III ADMINISTRATION
ARTICLE IV ELIGIBILITY
ARTICLE V STOCK SUBJECT TO PLAN
ARTICLE VI OPTIONS
ARTICLE VII SARS
ARTICLE VIII STOCK AWARDS
ARTICLE IX PERFORMANCE SHARE AWARDS
ARTICLE X STOCK UNITS
ARTICLE XI ADJUSTMENT UPON CHANGE IN COMMON STOCK
ARTICLE XII COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES
ARTICLE XIII GENERAL PROVISIONS
ARTICLE XIV AMENDMENT
ARTICLE XV DURATION OF PLAN
ARTICLE XVI EFFECTIVE DATE OF PLAN